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                                                                     EXHIBIT 2.1

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
---------------------------------X
IN RE                               :
                                    :        CHAPTER 11 CASE NOS.
CHOICE ONE                          :
COMMUNICATIONS INC., ET AL.,        :        04- 16433 (RDD)
                                    :
            DEBTORS.                :        (JOINTLY ADMINISTERED)
---------------------------------X

                    FINDINGS OF FACT, CONCLUSIONS OF LAW AND
            ORDER (i) APPROVING (a) THE DEBTORS' DISCLOSURE STATEMENT
         PURSUANT TO SECTIONS 1125 AND 1126(b) OF THE BANKRUPTCY CODE,
              (b) SOLICITATION OF VOTES AND VOTING PROCEDURES, AND
              (c) FORMS OF BALLOTS, AND (ii) CONFIRMING THE DEBTORS'
                      JOINT PLAN OF REORGANIZATION PURSUANT
                      TO CHAPTER 11 OF THE BANKRUPTCY CODE

      Choice One Communications Inc. ("Choice One") and its direct and indirect subsidiaries, as debtors and debtors in possession (collectively, the "Debtors"), as proponents of the Plan, as defined below, within the meaning of section 1129 of title 11 of the United States Code (the "Bankruptcy Code"), having jointly proposed the Debtors' Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code, dated and filed with the Bankruptcy Court (the "Court") on October 5, 2004 (as amended, the "Plan"), a copy of which is annexed hereto as Exhibit A, including the Plan of Reorganization Supplement, dated and filed with the Court on October 29, 2004, and as further supplemented on November 5, 2004 (as the documents contained therein may be further amended or supplemented, the "Plan Supplement");(1) and the Court having suggested modifications to the Plan at the Confirmation Hearing (as defined below), which are reflected in Exhibit A hereto; and (i) the Debtors' Disclosure Statement Relating to the Debtors' Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code,

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      (1) Unless otherwise defined herein, capitalized terms shall have the meanings ascribed to such terms in the Plan.

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dated September 15, 2004 and filed with the Court on October 5, 2004 (the
"Disclosure Statement") and (ii) appropriate ballots for voting on the Plan (the "Ballots"), in the form attached as Exhibit "E" to the Affidavit of Service and Vote Certification of Financial Balloting Group LLC, sworn to by Jane Sullivan, Director of Financial Balloting Group LLC ("FBG"), on October 4, 2004, and filed with the Court on October 5, 2004 (the "Voting Certification"), having been duly transmitted to holders of Claims in compliance with the procedures (the "Solicitation Procedures") as set forth in the Voting Certification; and the Court having entered that Order (i) Scheduling Hearing to Consider (a) Approval of the Debtors' Disclosure Statement, Solicitation of Votes and Voting Procedures, and Form Of Ballots; and (b) Confirmation of the Debtors' Joint Plan of Reorganization and (ii) Approving the Form and Manner of Notice Thereof, dated October 7, 2004 (the "Scheduling Order"), which, among other things, scheduled the hearing to approve the Disclosure Statement on November 8, 2004 (the "Disclosure Hearing"), to be immediately followed by a hearing to consider confirmation of the Plan (the "Confirmation Hearing," together with the Disclosure Hearing, the "November 8 Hearings"); and due notice of the November 8 Hearings having been given to holders of Claims and Equity Interests in the Debtors and other parties in interest in compliance with the Bankruptcy Code, the Federal Rules of Bankruptcy Procedure (the "Bankruptcy Rules"), General Order 203 of the United States Bankruptcy Court for the Southern District of New York, "Adoption of Prepackaged Chapter 11 Case Guidelines," dated February 24, 1999 (the "Prepack Guidelines"), the Scheduling Order and the Solicitation Procedures, as established by the affidavits of service, mailing, and/or publication filed with the Court (the "Notice Affidavits"),(2)

-------------------
      (2) The affidavits of service, mailing, and/or publication include: (1) Affidavit of Service by Mariah Dubin of Bankruptcy Services LLC regarding (i) Notice of Commencement of Cases Under Chapter 11 of the Bankruptcy Code, Meeting of Creditors, Deadlines and Other Matters and (ii) Summary of Plan of Reorganization and Notice of Hearing to Consider (a) Debtors' Compliance with Disclosure Requirements and (b) Confirmation of Plan of

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and such notice being sufficient under the circumstances and no further notice being required; and the Court having considered the Disclosure Statement, the Plan (including the Plan Supplement), the Voting Certification, the Affidavit of Ajay Sabherwal in support of confirmation of the Plan, sworn to on November 5, 2004 and filed with the Court on November 5, 2004 (the "Sabherwal Affidavit"), and the Debtors' Memorandum of Law in Support of (i) Approval of (a) the Debtors' Disclosure Statement Pursuant to Sections 1125 and 1126(b) of the Bankruptcy Code, (b) Solicitation of Votes And Voting Procedures, and (c) Forms of Ballots, and (ii) Confirmation of the Debtors' Joint Plan Of Reorganization Pursuant to Chapter 11 of the Bankruptcy Code, filed with the Court on November 5, 2004 (the "Confirmation Memorandum"); and upon the record of the November 8 Hearings, which were held before the Court on November 8, 2004; and the Court having considered (i) all objections, if any, to the approval of the Disclosure Statement ("Disclosure Objections") and (ii) all objections, if any, to the confirmation of the Plan ("Confirmation Objections," together with the Disclosure Objections, the "Objections"), and the Objections, if any, having been withdrawn or resolved as set forth on the record; and the Court having found and determined that the Disclosure Statement should be approved and the Plan should be confirmed as reflected by the Court's rulings made herein and at the November 8 Hearings; and after due deliberation and sufficient cause appearing therefor, the Court hereby FINDS, DETERMINES, AND CONCLUDES that:

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Reorganization, sworn to and filed with the Court on October 13, 2004; (2)
Affidavit of Service of Financial Balloting Group LLC of Commencement Mailing on Holders of Common Stock and Certain Other Parties, sworn to by Jane Sullivan, Director of FBG, on October 19, 2004 and filed with the Court on October 19, 2004; and (3) Affidavit of Publication of The Wall Street Journal, sworn to by Mike Henley, Advertising Clerk of the publisher of The Wall Street Journal, on October 14, 2004 and filed with the Court on October 21, 2004.

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                     FINDINGS OF FACT AND CONCLUSIONS OF LAW

      A. Findings and Conclusions. The findings and conclusions set forth herein and in the record of the November 8 Hearings constitute the Court's findings of fact and conclusions of law pursuant to Bankruptcy Rule 7052, made applicable to this proceeding pursuant to Bankruptcy Rule 9014. To the extent any of the following findings of fact constitute conclusions of law, they are adopted as such. To the extent any of the following conclusions of law constitute findings of fact, they are adopted as such.

      B. Chapter 11 Petitions. On October 5, 2004 (the "Commencement Date"), the Debtors commenced with the Court voluntary cases under chapter 11 of the Bankruptcy Code. The Debtors have operated their business and managed their properties as debtors in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code. No trustee or examiner has been appointed pursuant to section 1104 of the Bankruptcy Code. No statutory committee of unsecured creditors has been appointed pursuant to section 1102 of the Bankruptcy Code.

      C. Jurisdiction, Venue, Core Proceeding (28 U.S.C. Sections 157(b)(2), 1334(a)). The Court has jurisdiction over the Debtors' chapter 11 cases pursuant to 28 U.S.C. Section 1334. Approval of the Disclosure Statement and confirmation of the Plan are core proceedings pursuant to 28 U.S.C. Section 157(b) and this Court has jurisdiction to enter a final order with respect thereto. The Debtors are eligible debtors under section 109 of the Bankruptcy Code. Venue is proper before this Court pursuant to 28 U.S.C. Sections 1408 and 1409.

      D. Judicial Notice. The Court takes judicial notice of the docket of the Debtors' chapter 11 cases maintained by the Clerk of the Court, including, without limitation, all pleadings and other documents filed, all orders entered, and all evidence and arguments made,

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proffered, or adduced at the hearings held before the Court during the pendency of the chapter 11 cases.

      E. Burden of Proof. The Debtors have the burden of proving the elements of sections 1129(a) and (b) of the Bankruptcy Code by a preponderance of the evidence.

      F. Adequacy of Disclosure Statement. The Disclosure Statement (a) contains sufficient information of a kind necessary to satisfy the disclosure requirements of all applicable nonbankruptcy law, including, without limitation, the Securities Act of 1933, as amended (the "Securities Act"), (b) contains "adequate information" (as such term is defined in Section 1125(a)(1) and used in Section 1126(b)(2) of the Bankruptcy Code) with respect to the Debtors, the Plan and the transactions contemplated therein, and (c) is approved in all respects.

      G. Voting. As evidenced by the Voting Certification, votes to accept or reject the Plan have been solicited and tabulated fairly, in good faith, and in a manner consistent with the Bankruptcy Code, the Bankruptcy Rules and the Local Bankruptcy Rules for the Southern District of New York (the "Local Rules") and the Prepack Guidelines.

      H. Solicitation. Prior to the Commencement Date, the Plan, Disclosure Statement and the Ballots, and, subsequent to the Commencement Date, notice of the November 8 Hearings, were transmitted and served in compliance with the Bankruptcy Rules, including Bankruptcy Rules 3017 and 3018, the Local Rules, the Prepack Guidelines and the Scheduling Order. The forms of the Ballots were sufficiently consistent with the form of ballot annexed to the Prepack Guidelines and adequately addressed the particular needs of these chapter 11 cases and were appropriate for each class of claims entitled under the Plan to vote to accept or reject the Plan. The period during which the Debtors solicited acceptances to the Plan was a reasonable period of time for holders to make an informed decision to accept or reject the Plan.

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The Debtors were not required to solicit votes from the holders of Priority
Non-Tax Claims(Class 1), Other Secured Claims (Class 4) and General Unsecured Claims(Class 5), as each such class is unimpaired under the Plan; the Debtors were not required to solicit votes from the holders of Old Preferred Stock Interests (Class 6), Old Common Stock Interests (Class 7), and Old Warrants (Class 8), as each such class receives no recovery under the Plan and is deemed to reject the Plan. As described in and as evidenced by the Voting Certification and the Notice Affidavits, the transmittal and service of the Plan, the Disclosure Statement, the Ballots, the notice of the November 8 Hearings and publication of such notice of the November 8 Hearings (all of the foregoing, the "Solicitation") was timely, adequate and sufficient under the circumstances.

      I. Notice. As is evidenced by the Voting Certification and the Notice Affidavits, the transmittal and service of the Plan, Disclosure Statement and Ballots was adequate and sufficient under the circumstances, and all parties required to be given notice of the November 8 Hearings (including the deadline for filing and serving objections to confirmation of the Plan) have been given due, proper, timely, and adequate notice in accordance with the Scheduling Order and in compliance with the Bankruptcy Code, the Bankruptcy Rules, the Prepack Guidelines and the Local Rules, and such parties have had an opportunity to appear and be heard with respect thereto. No other or further notice is required.

     COMPLIANCE WITH THE REQUIREMENTS OF SECTION 1129 OF THE BANKRUPTCY CODE

      J. Plan Compliance with the Bankruptcy Code (11 U.S.C. Section 1129(a)(1)). The Plan complies with the applicable provisions of the Bankruptcy Code and, as required by Bankruptcy Rule 3016(a), the Plan is dated and identifies the Debtors as the plan proponents, thereby satisfying section 1129(a)(1) of the Bankruptcy Code.

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            (i) Proper Classification (11 U.S.C. Sections 1122, 1123(a)(1)). In
addition to Administrative Expenses and Priority Tax Claims, which need not be classified, Sections 3 and 4 of the Plan classify eight Classes of Claims and Equity Interests. The Claims and Equity Interests placed in each Class are substantially similar to other Claims and Equity Interests, as the case may be, in each such Class. Valid business, factual, and legal reasons exist for separately classifying the various Classes of Claims and Equity Interests created under the Plan, and such Classes do not unfairly discriminate between holders of Claims and Equity Interests. The Plan satisfies sections 1122 and 1123(a)(1) of the Bankruptcy Code.

            (ii) Specified Unimpaired Classes (11 U.S.C. Section 1123(a)(2)). Sections 3, 4 and 5 of the Plan specify that Class 1 (Priority Non-Tax Claims), Class 4 (Other Secured Claims) and Class 5 (General Unsecured Claims) are unimpaired under the Plan, thereby satisfying section 1123(a)(2) of the Bankruptcy Code.

            (iii) Specified Treatment of Impaired Classes (11 U.S.C. Section 1123(a)(3)). Sections 4 and 5 of the Plan designate Class 2 (Senior Debt Claims), Class 3 (Subordinated Note Claims), Class 6 (Old Preferred Stock Interests), Class 7 (Old Common Stock Interests), and Class 8 (Old Warrants) as impaired and specify the treatment of the Claims and Equity Interests in those Classes, thereby satisfying section 1123(a)(3) of the Bankruptcy Code.

            (iv) No Discrimination (11 U.S.C. Section 1123(a)(4)). The Plan provides for the same treatment by the Debtors for each Claim or Equity Interest in each respective Class unless the holder of a particular Claim or Equity Interest has agreed to a less favorable treatment of such Claim or Equity Interest, thereby satisfying section 1123(a)(4) of the Bankruptcy Code.

            (v) Implementation of the Plan (11 U.S.C. Section 1123(a)(5)). The Plan, the attachments thereto and the various documents and agreements set forth in the Plan

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Supplement provide adequate and proper means for the implementation of the Plan, including (i) the substantive consolidation of the Debtors for Plan purposes only, (ii) the authorization of new securities, (iii) the cancellation of extinguished securities, (iv) the revesting of assets of the Debtors' estates in the Reorganized Debtors, (v) the implementation of the New Credit Agreement, and
(vi) the execution and delivery of the New Warrant Agreement, the Registration Rights Agreement and the Stockholders Agreement, thereby satisfying section 1123(a)(5) of the Bankruptcy Code

            (vi) Non-Voting Equity Securities / Allocation of Voting Power (11 U.S.C. Section 1123(a)(6)). The Restated Charters prohibit the issuance of non-voting equity securities, thereby satisfying section 1123(a)(6) of the Bankruptcy Code. The Restated Charters contemplate the issuance of two classes of common stock, New Class A Common Stock and New Class B Common Stock, the only differences being that New Class B Common Stock (a) has more limited voting rights than New Class A Common Stock and (b) is convertible into New Class A Common Stock (with full voting rights) at the option of the holder at any time. Both New Class A Common Stock and New Class B Common Stock comply with section 1123(a)(6) of the Bankruptcy Code.

            (vii) Designation of Directors and Officers (11 U.S.C. Section 1123(a)(7)). Sections 6.6(b) and (c) of the Plan contain provisions with respect to the manner of selection of directors and officers of Reorganized Choice One and the Reorganized Debtors that are consistent with the interests of creditors, equity security holders, and public policy, thereby satisfying section 1123(a)(7) of the Bankruptcy Code.

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            (viii) Additional Plan Provisions (11 U.S.C. Section 1123(b)). The
provisions of the Plan are appropriate and consistent with the applicable provisions of the Bankruptcy Code, thereby satisfying section 1123(b) of the Bankruptcy Code.

            (ix) Assumption and Rejection (11 U.S.C. Section 365(a) and (b)).
Section 9 of the Plan governing the assumption and rejection of executory contracts and unexpired leases meets the requirements of section 365(b) of the Bankruptcy Code.

            (x) Bankruptcy Rule 3016(a). The Plan is dated and identifies the entities submitting it as proponents, thereby satisfying Bankruptcy Rule 3016(a).

      K. The Debtors' Compliance with the Bankruptcy Code (11 U.S.C. Section 1129(a)(2)). The Debtors have complied with the applicable provisions of the Bankruptcy Code. Specifically:

      (i) Each of the Debtors is an eligible debtor under section 109 of the Bankruptcy Code;

      (ii) The Debtors have complied with applicable provisions of the Bankruptcy Code, except as otherwise provided or permitted by orders of the Bankruptcy Court; and

      (iii) The Debtors have complied with the applicable provisions of the Bankruptcy Code, the Bankruptcy Rules, the Local Rules and the Prepack Guidelines in transmitting the Plan, the Disclosure Statement, the Ballots and related documents and notices and in soliciting and tabulating the votes on the Plan.

      L. Plan Proposed in Good Faith (11 U.S.C. Section 1129(a)(3)). The Debtors have proposed the Plan in good faith and not by any means forbidden by law, thereby satisfying section 1129(a)(3) of the Bankruptcy Code. The Debtors' good faith is evident from the facts and record of these chapter 11 cases, the Disclosure Statement, and the record of the November 8 Hearings and other proceedings held in these chapter 11 cases. The Plan was proposed with the legitimate and honest purpose of maximizing the value of the Debtors' estates and to effectuate a

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successful reorganization of the Debtors. The Plan was negotiated at arms'
length among representatives of the Debtors, the Pre-Petition Agent, the Swap Issuer, the Steering Committee of Senior Lenders and the Ad Hoc Committee of Subordinated Noteholders. Further, the Plan's classification, indemnification, exculpation, release, and injunction provisions have been negotiated in good faith and at arms' length, are consistent with sections 105, 1122, 1123(b)(6), 1129, and 1142 of the Bankruptcy Code, and are each necessary for the Debtors' successful reorganization.

      M. Payment for Services or Costs and Expenses (11 U.S.C. Section 1129(a)(4)).

            (i) Any payment made or to be made by the Debtors for services or for costs and expenses of the Debtors' professionals in connection with their Reorganization Cases, or in connection with the Plan and incident to their Reorganization Cases, has been approved by, or is subject to the approval of, the Court as reasonable, thereby satisfying section 1129(a)(4) of the Bankruptcy Code.

            (ii) As part of the negotiated terms on which the Pre-Petition Agent, the Steering Committee of Senior Lenders, the Swap Issuer, the Ad Hoc Committee of Subordinated Noteholders, the DIP Agent and the New Credit Agreement Agent agreed to proceed with the consensual, pre-packaged restructuring reflected in the Plan, the Debtors have agreed to pay the reasonable fees and expenses of certain professionals to such parties. To the extent the Debtors and any party requesting such fees and expenses cannot agree as to the amount of such fees and expenses, the Court shall determine the reasonable amount of such fees and expenses.

      N. Directors, Officers, and Insiders (11 U.S.C. Section 1129(a)(5)). The Debtors have complied with section 1129(a)(5) of the Bankruptcy Code. The identity and affiliations of

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the persons proposed to serve as the initial directors and officers of the
Reorganized Debtors after confirmation of the Plan have been fully disclosed to the extent such information is available, and the appointment to, or continuance in, such offices of such persons is consistent with the interests of holders of Claims against and Equity Interests in the Debtors and with public policy. To the extent available, the identity of any insider that will be employed or retained by the Reorganized Debtors and the nature of such insider's compensation have also been fully disclosed.

      O. No Rate Changes (11 U.S.C. Section 1129(a)(6)). The Plan does not provide for rate changes by any of the Reorganized Debtors.

      P. Best Interest of Creditors (11 U.S.C. Section 1129(a)(7)). The Plan satisfies section 1129(a)(7) of the Bankruptcy Code. The liquidation analysis provided in the Disclosure Statement and other evidence proffered or adduced at the Confirmation Hearing (i) are persuasive and credible, (ii) have not been controverted by other evidence, and (iii) establish that each holder of an impaired Claim or Equity Interest either has accepted the Plan or will receive or retain under the Plan, on account of such Claim or Equity Interest, property of a value, as of the Consummation Date, that is not less than the amount that such holder would receive or retain if the Debtors were liquidated under chapter 7 of the Bankruptcy Code on such date.

      Q. Acceptance by Certain Classes (11 U.S.C. Section 1129(a)(8)). Class 1 (Priority Non-Tax Claims), Class 4 (Other Secured Claims), and Class 5 (General Unsecured Claims) of the Plan are Classes of unimpaired Claims that are conclusively presumed to have accepted the Plan in accordance with section 1126(f) of the Bankruptcy Code. Class 2 (Senior Debt Claims) and Class 3 (Subordinated Note Claims) have voted to accept the Plan in accordance with sections 1126(b) and (c) of the Bankruptcy Code, and such Classes do not include insiders of the

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Debtors. Class 6 (Old Preferred Stock Interests), Class 7 (Old Common Stock
Interests), and Class 8 (Old Warrants) are impaired by the Plan and are not entitled to receive or retain any property under the Plan and, therefore, are deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Although section 1129(a)(8) is not satisfied with respect to the deemed rejecting Classes identified above, the Plan may nevertheless be confirmed because the Plan satisfies section 1129(b) of the Bankruptcy Code with respect to the deemed rejecting Classes identified above. Section 5.2 of the Plan contemplates non-consensual confirmation of the Plan.

      R. Treatment of Administrative Expense Claims, Tax Claims, and Other Priority Claims (11 U.S.C. Section 1129(a)(9)). The treatment of Allowed Administrative Expense Claims pursuant to Section 2.1 of the Plan and Priority Non-Tax Claims pursuant to Section 4.1 of the Plan satisfies the requirements of sections 1129(a)(9)(A) and (B) of the Bankruptcy Code. The treatment of Priority Tax Claims pursuant to Section 2.2 of the Plan satisfies the requirements of section 1129(a)(9)(C) of the Bankruptcy Code. Pursuant to Section 8.1 of the Plan, no holder of an Administrative Expense Claim is required to file a proof of claim or request for payment of administrative expenses under section 503(b) of the Bankruptcy Code. On and after the Confirmation Date, all such valid Claims shall be paid in the ordinary course of business of the Reorganized Debtors, subject to the Debtors' and Reorganized Debtors' ability to dispute such Claims in accordance with the Plan and applicable non-bankruptcy law.

      S. Acceptance By Impaired Classes (11 U.S.C. Section 1129(a)(10)). Class 2 (Senior Debt Claims) and Class 3 (Subordinated Note Claims) voted to accept the Plan by the requisite majorities, determined without including any acceptance of the Plan by any insider, thereby satisfying the requirements of section 1129(a)(10) of the Bankruptcy Code.

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      T. Feasibility (11 U.S.C. Section 1129(a)(11)). The evidence proffered or adduced at the Confirmation Hearing (i) is persuasive and credible, (ii) has not been controverted by other evidence, and (iii) establishes that the Plan is feasible and that there is a reasonable prospect of the Reorganized Debtors being able to meet their financial obligations under the Plan and their business in the ordinary course and that confirmation of the Plan is not likely to be followed by the liquidation or the need for further financial reorganization of the Reorganized Debtors, thereby satisfying the requirements of section 1129(a)(11) of the Bankruptcy Code.

      U. Payment of Fees (11 U.S.C. Section 1129(a)(12)). All fees payable under section 1930 of title 28, United States Code, as determined by the Bankruptcy Code, have been or will be paid on or before the Consummation Date pursuant to
Section 14.1 of the Plan, thereby satisfying the requirements of section 1129(a)(12) of the Bankruptcy Code.

      V. Continuation of Retiree Benefits (11 U.S.C. Section 1129(a)(13)).
Section 9.4 of the Plan provides that except and to the extent previously assumed by an order of the Bankruptcy Court, on or before the Confirmation Date, all employee compensation and Benefit Plans of the Debtors, including Benefit Plans and programs subject to sections 1114 and 1129(a)(13) of the Bankruptcy Code, entered into before or after the Commencement Date and not since terminated, shall be deemed to be, and shall be treated as if they were, executory contracts that are to be assumed hereunder. The Debtors' obligations under such plans and programs shall survive confirmation of the Plan, except for
(i) executory contracts or Benefit Plans specifically rejected pursuant to the Plan (to the extent such rejection does not violate sections 1114 and 1129(a)(13) of the Bankruptcy Code) and (ii) such executory contracts or employee benefit plans as have previously been rejected, are the subject of a motion to reject as of the Confirmation Date, or

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have been specifically waived by the beneficiaries of any employee benefit plan or contract. Accordingly, the Plan satisfies the requirements of section 1129(a)(13) of the Bankruptcy Code.

      W. No Unfair Discrimination; Fair and Equitable (11 U.S.C. Section 1129(b)). Class 6 (Old Preferred Stock Interests), Class 7 (Old Common Stock Interests), and Class 8 (Old Warrants) (collectively, the "Rejecting Classes") are deemed to have rejected the Plan. Based upon the Confirmation Memorandum and its supporting documents and the evidence proffered, adduced, and presented by the Debtors at the Confirmation Hearing, the Plan does not discriminate unfairly with respect to and is fair and equitable with respect to the Rejecting Classes, as required by sections 1129(b)(1) and (b)(2) of the Bankruptcy Code, because no holder of any interest that is junior to the interest represented by the respective Rejecting Class will receive or retain any property under the Plan on account of such junior interest, and no holder of a Claim in a Class senior to the Rejecting Classes is receiving more than 100% on account of its Claim. Thus, the Plan may be confirmed notwithstanding the deemed rejection of the Plan by Classes 6, 7, and 8.

      X. Principal Purpose of the Plan (11 U.S.C. Section 1129(d)). The principal purpose of the Plan is not the avoidance of taxes or the avoidance of the application of Section 5 of the Securities Act.

      Y. Good Faith Solicitation (11 U.S.C. Section 1125(e)). Based on the record before the Court in these chapter 11 cases, the Debtors, the Reorganized Debtors, the Steering Committee of Senior Lenders, the Swap Issuer, the Senior Lenders, the Pre-Petition Agent, the DIP Agent, the New Credit Agreement Agent, the Ad Hoc Committee of Subordinated Noteholders, the Subordinated Notes Agent, and the holders of Subordinated Note Claims, and each of their respective members, officers, directors, agents, financial advisers, attorneys,

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employees, equity holders, partners, affiliates, and representatives have acted in "good faith" within the meaning of section 1125(e) of the Bankruptcy Code in compliance with the applicable provisions of the Bankruptcy Code, Bankruptcy Rules and Prepack Guidelines in connection with all their respective activities relating to the solicitation of acceptances to the Plan and their participation in the activities described in section 1125 of the Bankruptcy Code, and are entitled to the protections afforded by section 1125(e) of the Bankruptcy Code and the exculpation provisions set forth in Section 7.10 of the Plan.

      Z. Satisfaction of Confirmation Requirements. Based upon the foregoing, the Plan satisfies the requirements for confirmation set forth in section 1129 of the Bankruptcy Code.

      AA. Retention of Jurisdiction. The Court may properly, and upon the Consummation Date shall, retain jurisdiction over the matters set forth in
Section 13 of the Plan and section 1142 of the Bankruptcy Code.

                                      ORDER

      ACCORDINGLY, IT IS HEREBY ORDERED, ADJUDGED, DECREED AND DETERMINED THAT:

      1. The above-referenced findings of fact and conclusions of law are hereby incorporated by reference as though fully set forth herein and shall constitute findings of fact and conclusions of law pursuant to Bankruptcy Rule 7052, made applicable herein by Bankruptcy Rule 9014. To the extent that any finding of fact shall be determined to be a conclusion of law, it shall be deemed so, and vice versa.

      2. Notice of the November 8 Hearings complied with the terms of the Scheduling Order, was appropriate and satisfactory based upon the circumstances of the Debtors' chapter 11 cases, and was in compliance with the provisions of the Bankruptcy Code, the

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Bankruptcy Rules and the Prepack Guidelines. The Solicitation of votes on the
Plan complied with the Solicitation Procedures, was appropriate and satisfactory based upon the circumstances of the Debtors' chapter 11 cases, and was in compliance with the provisions of the Bankruptcy Code, the Bankruptcy Rules, the Prepack Guidelines and the Local Rules.

      3. The forms of Ballots annexed to the Voting Certification are in compliance with Fed. R. Bankr. P. 3018(c), conform to Official Form Number 14 and the Prepack Guidelines, and are approved in all respects.

      4. The Disclosure Statement (a) contains sufficient information of a kind necessary to satisfy the disclosure requirements of applicable nonbankruptcy law, including, without limitation, the Securities Act, (b) contains "adequate information" (as such term is defined in Section 1125(a)(1) and used in Section 1126(b)(2) of the Bankruptcy Code) with respect to the Debtors, the Plan, and the transactions contemplated therein, and (c) is approved in all respects.

      5. The Plan and each of its provisions shall be, and hereby are, confirmed under section 1129 of the Bankruptcy Code. The terms of the Plan and the Plan Supplement are incorporated by this reference into and are an integral part of the Plan and this Confirmation Order.

      6. All Objections, responses to, and statements and comments regarding, the Plan and Disclosure Statement, respectively, other than those withdrawn with prejudice in their entirety prior to, or on the record at, the November 8 Hearings, shall be, and hereby are, overruled for the reasons stated on the record.

      7. The Debtors and the Reorganized Debtors shall be authorized to execute, deliver, file, or record such documents, contracts, instruments, releases, and other agreements and take such other actions as may be necessary to effectuate and further evidence the terms and conditions of the Plan, including, without limitation, to execute and deliver the New Warrant Agreement, the New Common Stock, the Stockholders Agreement, the Registration Rights Agreement, and the New Credit Agreement Documents and perform all obligations thereunder, including payment of all fees and other amounts referred to therein.

      8. Pursuant to the appropriate provisions of applicable business corporation laws and section 1142(b) of the Bankruptcy Code, no action of the respective directors or stockholders of the Debtors shall be required to authorize the Debtors to enter into, execute, deliver, file, adopt, amend, restate, consummate or effectuate, as the case may be, the Plan and any contract, instrument, or other document to be executed, delivered, adopted or amended in connection with the implementation of the Plan.

      9. Immediately upon entry of this Order, the provisions of the Plan shall bind the Debtors, the Reorganized Debtors, all holders of Claims and Equity Interests of the Debtors (irrespective of whether such Claims or Equity Interests are impaired under the Plan or whether the holders of such Claims or Equity Interests accepted or are deemed to have accepted the Plan), any and all non-Debtor parties to executory contracts and unexpired leases with any of the Debtors, any other party in interest in the Reorganization Cases, and the respective heirs, executors, administrators, successors, or assigns, if any, of any of the foregoing.

      10. Except as otherwise provided in the Plan or in this Order, from and after the Consummation Date, the Reorganized Debtors shall be vested with all property of the Estates, free and clear of all Claims, liens, encumbrances, charges and other interests of creditors and equity security holders of the Debtors. From and after the Consummation Date, the Reorganized Debtors may operate each of their businesses free of any restrictions imposed by the Bankruptcy Code, the Bankruptcy Court or the United States Trustee.

      11. Pursuant to Section 6.1 of the Plan, the Plan is premised upon the substantive consolidation of the Debtors. Accordingly, on the Consummation Date, the Debtors and their estates shall, solely for Plan purposes, be deemed merged and (i) all assets and liabilities of the Debtors shall be deemed merged, (ii) all intercompany claims by, between and among the Debtors shall be eliminated by either offset, the contribution of such claims, or otherwise, in a tax efficient manner (as determined by the Debtors), (iii) all guaranties of any Debtor of the payment, performance, or collection of obligations of any other Debtor shall be eliminated and canceled, (iv) all joint obligations of two or more Debtors, and all multiple claims against such entities on account of such joint obligations, shall be considered a single claim against the Debtors, and (v) any claim filed in the Reorganization Cases of any Debtor shall be deemed filed against the consolidated Debtors and a single obligation of the consolidated Debtors on and after the Consummation Date. Such substantive consolidation shall not (other than for Plan voting, treatment, and distribution purposes) affect (a) the legal and corporate structures of the Debtors or (b) the equity interests in the Subsidiaries.

      12. The Reorganized Debtors are authorized to issue the New Notes, New Common Stock, including the shares of New Class A Common Stock issuable upon exercise of a New Warrant, and the New Warrants. The Stockholders Agreement, the Registration Rights Agreement, the New Warrant Agreement and each of the New Credit Agreement Documents will be, upon execution and delivery, legal, valid and binding obligations of the Reorganized Debtors to the extent a party thereto and enforceable against the Reorganized Debtors to the extent a party thereto in accordance with their respective terms. The Hedging Agreement will be and remain upon entry of this Order, the legal, valid and binding obligations of the Reorganized Debtors and enforceable against the Reorganized Debtors in accordance with its terms. The New

Credit Agreement Documents, the Stockholders Agreement, the Registration Rights Agreement and the New Warrant Agreement shall be binding upon each recipient of New Notes, New Common Stock or New Warrants, regardless of whether any such Person has signed the New Credit Agreement, the Stockholders Agreement, the Registration Rights Agreement or the New Warrant Agreement, and no note or certificate shall be delivered to any such Person until such Person has signed the New Credit Agreement, the Stockholders Agreement, the Registration Rights Agreement and the New Warrant Agreement. The liens and security interest to be granted by the Reorganized Debtors pursuant to the terms of the New Credit Agreement Documents and the Hedging Agreement shall be deemed perfected, first priority liens on the Consummation Date, subject only to such liens as may be permitted under the New Credit Agreement Documents.

      13. The Restated Charter of Choice One, in the form included in the Plan Supplement, and the terms of the New Class A Common Stock and New Class B Common Stock, comply in all respects with section 1123(a)(6) of the Bankruptcy Code, and are hereby approved. The adoption and filing by the Reorganized Debtors of their respective Restated Charters are hereby ratified and approved.

      14. Each professional and other entity requesting compensation or reimbursement of expenses pursuant to sections 330 and 503(b) of the Bankruptcy Code for services rendered up to the Confirmation Date (including compensation requested pursuant to subsection 503(b)(3), 503(b)(4), or 503(b)(5) of the Bankruptcy Code by any professional or other entity for making a substantial contribution in the Debtors' chapter 11 cases) shall file with the Court an application on or before 45 days following the date of entry of this Order for final allowance of compensation and reimbursement of expenses (a "Final Fee Application"), together with proof of service thereof, and shall serve such application on (i) Choice One Communications Inc., 100 Chestnut Street, Suite 600, Rochester, New York 14604 (Attn: Elizabeth J. McDonald, Esq.) (ii) the attorneys for the Debtors, Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153 (Attn:
Jeffrey L. Tanenbaum, Esq. and Jessica L. Fink, Esq.); (iii) the Office of the United States Trustee, 33 Whitehall Street, 21st Floor, New York, New York 10004 (Attn: Richard Morrissey, Esq.); (iv) the attorneys for the agent to the Debtors' Senior Lenders, Sidley Austin Brown & Wood LLP, 787 Seventh Avenue, New York, New York 10019 (Attn: Lee S. Attanasio, Esq.); (v) the attorneys for the Steering Committee of Senior Lenders, Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York (Attn: Andrew V. Tenzer, Esq.); and (vi) the attorneys for the Ad Hoc Committee of Subordinated Noteholders, Akin Gump Strauss Hauer & Feld, LLP, 590 Madison Avenue, New York, New York 10022 (Attn:
Daniel H. Golden, Esq. and Ira S. Dizengoff, Esq.) (collectively, (i) through
(vi), the "Notice Parties"). A hearing on the Final Fee Applications shall be held on January 11, 2005 at 10:00 a.m. prevailing Eastern Time (the "Final Fee Hearing").

      15. Any objections to any Final Fee Applications shall be filed with the Court, together with proof of service thereof, and served upon the applicant and the Notice Parties, so as to be received not later than 4:00 p.m. prevailing Eastern Time on the date that is five business days prior to the Final Fee Hearing.

      16. To the extent that a release or other provision in the Plan constitutes a compromise of a controversy, this Confirmation Order shall constitute an order under Bankruptcy Rule 9019 approving such compromise.

      17. As of the Consummation Date, the confirmation of the Plan shall (i) pursuant to Section 11.3 of the Plan, discharge all Claims against or Equity Interests in the

Debtors of any nature whatsoever, known or unknown, including, without limitation, any interest accrued or expenses incurred thereon from and after the Commencement Date, or against their estates or properties or interests in property, and except as provided otherwise in the Plan, all persons or entities shall be precluded from asserting against the Debtors or the Reorganized Debtors or their respective properties or interests in property, any other Claims based upon any act or omission, transaction or other activity of any kind or nature that occurred prior to the Consummation Date and (ii) pursuant to Section 6.5 of the Plan, terminate all rights and interests of the holders of all Equity Interests in Choice One.

      18. Pursuant to Section 11.4(a) of the Plan, this Confirmation Order shall, except as otherwise expressly provided in the Plan, the New Credit Agreement Documents and the Hedging Agreement, constitute an injunction from and after the Consummation Date, permanently restraining all Persons or entities who have held, hold or may hold Claims or Equity Interests from (i) commencing or continuing in any manner any action or other proceeding of any kind on any such Claim or Equity Interest against any of the Reorganized Debtors, (ii) the enforcement, attachment, collection or recovery by any manner or means of any judgment, award, decree or order against any Reorganized Debtor with respect to any such Claim or Equity Interest, (iii) creating, perfecting or enforcing any encumbrance of any kind against any Reorganized Debtor or against the property or interests in property of any Reorganized Debtor with respect to any such Claim or Equity Interest, and (iv) asserting any right of setoff, subrogation or recoupment of any kind against any obligation due from any Reorganized Debtor or against the property or interests in property of any Reorganized Debtor, with respect to any such Claim or Equity Interest.

      19. Pursuant to Section 11.4(b) of the Plan, unless otherwise provided in the Plan, all injunctions or stays arising under or entered during the Reorganization Cases under section 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the Consummation Date.

      20. Pursuant to Section 11.5 of the Plan, subject to the occurrence of the Consummation Date, the obligations of the Debtors as of the Commencement Date to indemnify, defend, reimburse or limit the liability of directors or officers who were directors or officers of the Debtors on or after the Commencement Date, respectively, against any claims or causes of action as provided in the Debtors' certificates of incorporation, bylaws or other organizational documents or applicable state law, shall survive confirmation of this Plan of Reorganization, remain unaffected thereby and not be discharged, irrespective of whether such indemnification, defense, reimbursement or limitation is owed in connection with an event occurring before or after the Commencement Date.

      21. All releases and exculpation provisions embodied in the Plan, including but not limited to those contained in Section 11.6 of the Plan, are fair and equitable and given for valuable consideration and are in the best interest of the Debtors and all parties in interest, and such provisions shall be effective and binding on all persons and entities, to the extent provided therein. Nothing in Section 11.6 of the Plan shall be construed as a release of gross negligence, breach of fiduciary duty that results in a personal profit at the expense of the Debtors' estates, or willful misconduct of any of the entities or parties described in Section 11.6 of the Plan.

      22. Each federal, state, commonwealth, local, foreign, or other governmental agency is hereby directed and authorized to accept any and all documents, mortgages, and instruments necessary or appropriate to effectuate, implement or consummate the transactions contemplated by the Plan and this Confirmation Order, including the New Credit Agreement Documents.

      23. The issuance of the New Common Stock, the New Warrants, the shares of the New Class A Common Stock issuable upon exercise of the New Warrants and the New Notes pursuant to the Plan shall be exempt from any securities laws registration requirements to the fullest extent permitted by section 1145 of the Bankruptcy Code in the case of the New Common Stock, the New Warrants and such shares of New Class A Common Stock, and Section 4(2) of the Securities Act in the case of the New Notes.

      24. Except as otherwise provided in this Confirmation Order, if any or all of the provisions of this Confirmation Order are hereafter reversed, modified, vacated or stayed by subsequent order of this Court, or any other court, such reversal, stay, modification or vacatur shall not affect the validity or enforceability of any act, obligation, indebtedness, liability, priority or lien incurred or undertaken by the Debtors or the Reorganized Debtors, as applicable, prior to the effective date of such reversal, stay, modification or vacatur. Notwithstanding any such reversal, stay, modification or vacatur of this Confirmation Order, any such act or obligation incurred or undertaken pursuant to, or in reliance on, this Confirmation Order prior to the effective date of such reversal, stay, modification or vacatur shall be governed in all respects by the provisions of this Confirmation Order and the Plan or any amendments or modifications thereto.

      25. Notwithstanding the entry of this Confirmation Order or the occurrence of the Consummation Date, the Court will retain such jurisdiction over the Debtors' chapter 11 cases as is legally permissible, including jurisdiction over the matters set forth in Section 13 of the Plan.

      26. The DIP Agent shall immediately turn over to the New Credit Agreement Agent any and all cash and cash equivalents in any and all accounts of the Debtors or in any and all third party-bank accounts that are subject to control agreements (collectively, the "Lock Box Accounts"). The DIP Agent shall cede dominion and control of the Lock Box Accounts to the New Credit Agreement Agent and the control agreements shall remain in full force and effect and continue for the benefit of the New Credit Agreement Agent and lenders under the New Credit Agreement.

      27. Pursuant to Section 9.1 of the Plan, the Debtors shall be deemed to have assumed each executory contract and unexpired lease to which it is a party, unless such contract or lease (i) was previously assumed or rejected by the Debtors, (ii) previously expired or terminated pursuant to its own terms, (iii) is the subject of a motion to reject filed on or before the Confirmation Date, or (iv) is set forth in a schedule, as an executory contract or unexpired lease to be rejected, filed as part of the Plan. Such assumptions are hereby approved as of the Consummation Date pursuant to sections 365(b) and 1123(b) of the Bankruptcy Code.

      28. Pursuant to section 365(d)(4) of the Bankruptcy Code, the time within which the Debtors may assume or reject any unexpired lease of nonresidential real property under section 365(a) of the Bankruptcy Code is extended to and including the Consummation Date or February 8, 2005, whichever is earlier.

      29. Pursuant to section 1121(d) of the Bankruptcy Code, the time within which the Debtors shall have the exclusive right to file a chapter 11 plan is extended through and including the Consummation Date or February 8, 2005, whichever is earlier, and the time within which the Debtors shall have the exclusive right to solicit acceptances of a chapter 11 plan is extended through and including the Consummation Date or April 11, 2005, whichever is earlier.

      30. The Debtors shall pay in full in Cash any unpaid fees or charges assessed against the Debtors' estates under section 1930(a)(6) of chapter 123 of title 28 of the United States Code on the Consummation Date. Notwithstanding the substantive consolidation of the Debtors' estates for certain purposes pursuant to Section 6.1 of the Plan, the Debtors shall pay the United States Trustee separate fees pursuant to subsection 1930(a)(6) for each of these chapter 11 cases through the entry of a final decree.

      31. Notwithstanding Section 2.01 of a certain Inter-Creditor Agreement, dated September 13, 2002, by and among the Pre-Petition Agents(3) and the Pre-Petition Lenders, pursuant to which all of the Pre-Petition Junior Lenders' and Pre-Petition Junior Agent's rights and Liens in the Pre-Petition Collateral are "expressly junior ... and subordinate in priority" to that of the Pre-Petition Senior Lenders' and Pre-Petition Senior Agent's rights and Liens in the Pre-Petition Collateral (the "Subordination Terms"), in accordance with the Lock Up Agreement, the Subordination Terms do not apply to the treatment under the Plan of the Pre-Petition Senior Lenders' claims or the Pre-Petition Junior Lenders' claims.

      32. Any requirement under section 341 of the Bankruptcy Code obligating the United States Trustee to convene and preside a meeting of creditors is hereby waived.

      33. Any requirement under section 521 of the Bankruptcy Code or Bankruptcy Rule 1007 obligating the Debtors to file any list, schedule, or statement with the Court or the Office of the U.S. Trustee is hereby waived as to any such list, schedule, or statement not filed as of the Confirmation Date.

----------
(3) For purpose of this paragraph 31 exclusively, capitalized terms shall have the meaning ascribed to them in the Final Order (I) Authorizing the Debtors In Possession to Enter Into Post-Petition Credit Agreement Pursuant to Section 364 of the Bankruptcy Code, (II) Authorizing Use of Cash Collateral Pursuant to
Section 363 of the Bankruptcy Code, and (III) Granting Adequate Protection Pursuant to Sections 361, 363 and 364 of the Bankruptcy Code entered by the Bankruptcy Court on October 25, 2004 [Docket No. 78].

      34. In accordance with Bankruptcy Rules 2002 and 3020(c), as soon as reasonably practicable after the Confirmation Date, the Debtors shall serve notice of the entry of this Confirmation Order, substantially in the form annexed hereto as Exhibit B, to all parties who hold a Claim or Equity Interest in these cases. Such notice is hereby approved in all respects and shall be deemed good and sufficient notice of entry of this Order.

      35. The stay of this Confirmation Order provided by any Bankruptcy Rule (including Bankruptcy Rule 3020(e)), whether for ten (10) days or otherwise, is hereby waived, and this Confirmation Order shall be effective and enforceable immediately upon entry of the Confirmation Order.

      36. To the extent of any inconsistency between this Confirmation Order and the Plan, this Confirmation Order shall govern.

      37. The failure to specifically include any particular provision of the Plan in this Confirmation Order will not diminish the effectiveness of such provision, it being the intent of this Court that the Plan is confirmed in its entirety and incorporated herein by this reference.

Dated: New York, New York
       November 9, 2003

                                                /s/ Robert D. Drain
                                          ------------------------------
                                          UNITED STATES BANKRUPTCY JUDGE

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
------------------------------------------------X
IN RE                                           :
                                                :        CHAPTER 11 CASE NOS.
CHOICE ONE                                      :
COMMUNICATIONS INC., ET AL.,                    :        04- 16433 (RDD)
                                                :
             DEBTORS.                           :        (JOINTLY ADMINISTERED)
------------------------------------------------X

           NOTICE OF ENTRY OF ORDER CONFIRMING DEBTORS' JOINT PLAN OF
         REORGANIZATION PURSUANT TO SECTION 1129 OF THE BANKRUPTCY CODE
           AND RULE 3020 OF THE FEDERAL RULES OF BANKRUPTCY PROCEDURE

TO CREDITORS, EQUITY INTEREST HOLDERS, AND OTHER PARTIES IN INTEREST:

                  PLEASE TAKE NOTICE that an order (the "Confirmation Order") confirming the Debtors' Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code, dated October 5, 2004 (as amended and supplemented, the "Plan"), of Choice One Communications Inc. and its direct and indirect subsidiaries, as debtors and debtors in possession (collectively, the "Debtors"), was entered by the Honorable Robert D. Drain, United States Bankruptcy Judge, United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court") on [November 8], 2004. Unless otherwise defined in this notice, capitalized terms used herein shall have the meanings ascribed to them in the Plan and the Confirmation Order.

                  PLEASE TAKE FURTHER NOTICE that the Confirmation Order is available for inspection during regular business hours in the office of the Clerk of the Bankruptcy Court at the United States Bankruptcy Court, Alexander Hamilton Custom House, One Bowling Green, New York, New York 10004. The Confirmation Order is also available by accessing the Bankruptcy Court's website www.nysb.uscourts.gov. Please note that a PACER password and login are required to access documents on the Bankruptcy Court's website.

                  PLEASE TAKE FURTHER NOTICE that the Plan and its provisions are binding on the Debtors, the Reorganized Debtors, any entity acquiring or receiving property or a distribution under the Plan, and any present or former holder of a Claim against or Equity Interest in the Debtors and their successors, assigns, and parties-in-interest, including all governmental entities, whether or not the Claim or Equity Interest of such holder is impaired under the Plan and whether or not such holder or entity voted to accept the Plan.

Dated: New York, New York
       November [___], 2004
                                 WEIL, GOTSHAL & MANGES LLP
                                 767 Fifth Avenue
                                 New York, New York  10153
                                 (212) 310-8000

                                 Attorneys For Debtors and Debtors In Possession

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
-----------------------------------------X
IN RE                                    :
                                         :        CHAPTER 11 CASE NOS.
CHOICE ONE                               :
COMMUNICATIONS INC., ET AL.,             :        04- 16433 (RDD)
                                         :
             DEBTORS.                    :        (JOINTLY ADMINISTERED)
                                         :
-----------------------------------------X



                      DEBTORS' JOINT PLAN OF REORGANIZATION
                     UNDER CHAPTER 11 OF THE BANKRUPTCY CODE




WEIL, GOTSHAL & MANGES LLP
Attorneys for Debtors and
   Debtors In Possession
767 Fifth Avenue
New York, New York  10153
(212) 310-8000

Dated: October 5, 2004

                                TABLE OF CONTENTS

DEBTORS' JOINT PLAN OF REORGANIZATION UNDER CHAPTER 11 OF THE
                      BANKRUPTCY CODE............................................................................1

SECTION 1             DEFINITIONS AND INTERPRETATION.............................................................1

         A.  Definitions.........................................................................................1

         1.1.     Ad Hoc Committee of Subordinated Noteholders ..................................................1

         1.2.     Administrative Expense Claim ..................................................................1

         1.3.     Agent .........................................................................................1

         1.4.     Allowed .......................................................................................1

         1.5.     Bankruptcy Code ...............................................................................1

         1.6.     Bankruptcy Court ..............................................................................1

         1.7.     Bankruptcy Rules ..............................................................................2

         1.8.     Benefit Plans .................................................................................2

         1.9.     Business Day ..................................................................................2

         1.10.    Cash ..........................................................................................2

         1.11.    Choice One ....................................................................................2

         1.12.    Claim .........................................................................................2

         1.13.    Class .........................................................................................2

         1.14.    Collateral ....................................................................................2

         1.15.    Committee .....................................................................................2

         1.16.    Confirmation Date .............................................................................2

         1.17.    Confirmation Hearing ..........................................................................2

         1.18.    Confirmation Order ............................................................................2

         1.19.    Consummation Date .............................................................................3

         1.20.    Cure ..........................................................................................3

         1.21.    Debtors .......................................................................................3

         1.22.    Debtors in Possession .........................................................................3

         1.23.    Deficiency Claim ..............................................................................3

         1.24.    DIP Agent .....................................................................................3

         1.25.    DIP Credit Agreement ..........................................................................3

         1.26.    DIP Obligations ...............................................................................3

         1.27.    Disbursing Agent ..............................................................................3

         1.28.    Disclosure Statement ..........................................................................3

                                TABLE OF CONTENTS
                                   (CONTINUED)

         1.29.    Disputed Claim ................................................................................3

         1.30.    Distribution Record Date ......................................................................4

         1.31.    Election Form..................................................................................4

         1.32.    Equity Interest ...............................................................................4

         1.33.    Estates .......................................................................................4

         1.34.    Exchange Act ..................................................................................4

         1.35.    Exit Facility .................................................................................4

         1.36.    Final Order ...................................................................................4

         1.37.    GE Capital ....................................................................................5

         1.38.    General Unsecured Claim .......................................................................5

         1.39.    Incentive Plan ................................................................................5

         1.40.    Lien ..........................................................................................5

         1.41.    Lock Up Agreement..............................................................................5

         1.42.    New Class A Common Stock.......................................................................5

         1.43.    New Class B Common Stock ......................................................................5

         1.44.    New Common Stock ..............................................................................5

         1.45.    New Credit Agreement ..........................................................................5

         1.46.    New Credit Agreement Agent ....................................................................6

         1.47.    New Credit Agreement Documents ................................................................6

         1.48.    New Notes .....................................................................................6

         1.49.    New Warrants ..................................................................................6

         1.50.    New Warrant Agreement .........................................................................6

         1.51.    Old Bridge Agreement ..........................................................................6

         1.52.    Old Common Stock Interest .....................................................................6

         1.53.    Old Credit Agreement ..........................................................................6

         1.54.    Old Preferred Stock Interest ..................................................................7

         1.55.    Old Senior Notes ..............................................................................7

         1.56.    Old Subordinated Note Documents ...............................................................7

         1.57.    Old Subordinated Notes ........................................................................7

         1.58.    Old Warrants ..................................................................................7

         1.59.    Other Secured Claims ..........................................................................7

         1.60.    Person ........................................................................................7

         1.61.    Petition Date .................................................................................7

                                TABLE OF CONTENTS
                                   (CONTINUED)

         1.62.    Plan of Reorganization or Plan.................................................................7

         1.63.    Plan of Reorganization Supplement .............................................................7

         1.64.    Pre-Petition Agent ............................................................................8

         1.65.    Priority Non-Tax Claim ........................................................................8

         1.66.    Priority Tax Claim.............................................................................8

         1.67.    Pro Rata Distribution..........................................................................8

         1.68.    Ratable Proportion ............................................................................8

         1.69.    Registration Rights Agreement .................................................................8

         1.70.    Reorganization Cases ..........................................................................8

         1.71.    Reorganized Choice One ........................................................................8

         1.72.    Reorganized Debtors ...........................................................................8

         1.73.    Restated Bylaws ...............................................................................9

         1.74.    Restated Charters..............................................................................9

         1.75.    Secured Claim .................................................................................9

         1.76.    Securities Act ................................................................................9

         1.77.    Senior Debt Claim .............................................................................9

         1.78.    Senior Lenders ................................................................................9

         1.79.    Steering Committee of Senior Lenders ..........................................................9

         1.80.    Stockholders Agreement ........................................................................9

         1.81.    Subordinated Note Claim .......................................................................9

         1.82.    Subordinated Notes Agent ......................................................................9

         1.83.    Subsidiaries ..................................................................................9

         1.84.    U.S. Trustee .................................................................................10

         1.85.    Voting Agent..................................................................................10

         B.  Interpretation; Application of Definitions and Rules of Construction...............................10

SECTION 2             PROVISIONS FOR PAYMENT OF ADMINISTRATIVE EXPENSE CLAIMS AND PRIORITY TAX CLAIMS...........10

         2.1.     Administrative Expense Claims.................................................................10

         2.2.     Professional Compensation and Reimbursement Claims............................................10

         2.3.     Priority Tax Claims...........................................................................11

SECTION 3             CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS.............................................11

SECTION 4             PROVISIONS FOR TREATMENT OF CLAIMS AND EQUITY INTERESTS...................................12

                                TABLE OF CONTENTS
                                   (CONTINUED)

         4.1.     Priority Non-Tax Claims (Class 1).............................................................12

         4.2.     Senior Debt Claims (Class 2)..................................................................12

         4.3.     Subordinated Note Claims (Class 3)............................................................13

         4.4.     Other Secured Claims (Class 4)................................................................13

         4.5.     General Unsecured Claims (Class 5)............................................................14

         4.6.     Old Preferred Stock Interests (Class 6).......................................................14

         4.7.     Old Common Stock Interests (Class 7)..........................................................14

         4.8.     Old Warrants (Class 8)........................................................................15

SECTION 5             IDENTIFICATION OF CLASSES OF CLAIMS AND INTERESTS IMPAIRED; ACCEPTANCE OR
                      REJECTION OF THIS PLAN OF REORGANIZATION..................................................15

         5.1.     Holders of Claims and Equity Interests Entitled to Vote.......................................15

         5.2.     Nonconsensual Confirmation....................................................................15

SECTION 6             MEANS OF IMPLEMENTATION...................................................................16

         6.1.     Substantive Consolidation. ...................................................................16

         6.2.     Exit Facility and Issuance of New Notes.......................................................16

         6.3.     Issuance of New Securities....................................................................16

         6.4.     Warrant Agreement, Registration Rights Agreement and Stockholders Agreement...................17

         6.5.     Cancellation of Existing Securities and Agreements............................................17

         6.6.     Corporate Action..............................................................................17

SECTION 7             PROVISIONS GOVERNING DISTRIBUTIONS........................................................18

         7.1.     Date of Distributions.........................................................................18

         7.2.     Disbursing Agent..............................................................................18

         7.3.     Record Date for Distributions to Holders of Old Senior Notes and Old Subordinated Notes.......18

         7.4.     Delivery of Distributions.....................................................................18

         7.5.     Manner of Payment Under Plan of Reorganization................................................19

         7.6.     Fractional Shares.............................................................................19

         7.7.     Setoffs and Recoupment........................................................................19

         7.8.     Distributions After Consummation Date.........................................................20

         7.9.     Rights and Powers of Disbursing Agent.........................................................20

         7.10.    Exculpation...................................................................................20

         7.11.    Exemption from Securities Laws................................................................20

                                TABLE OF CONTENTS
                                   (CONTINUED)

         7.12.    Allocation of Plan Distributions Between Principal and Interest...............................21

SECTION 8             PROCEDURES FOR TREATING DISPUTED CLAIMS UNDER PLAN OF REORGANIZATION......................21

         8.1.     Disputed Claims/Process.......................................................................21

         8.2.     Objections to Claims..........................................................................21

         8.3.     No Distributions Pending Allowance............................................................21

         8.4.     Distributions After Allowance.................................................................21

SECTION 9             TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES.....................................22

         9.1.     Assumed Contracts and Leases..................................................................22

         9.2.     Payments Related to Assumption of Contracts and Leases........................................22

         9.3.     Rejected Contracts and Leases.................................................................22

         9.4.     Compensation and Benefit Plans................................................................23

         9.5.     Employee / Management Incentive Plan..........................................................23

SECTION 10            CONDITIONS PRECEDENT TO CONSUMMATION DATE.................................................23

         10.1.    Conditions Precedent to Consummation Date of Plan of Reorganization...........................23

         10.2.    Waiver of Conditions Precedent................................................................24

SECTION 11            EFFECT OF CONFIRMATION....................................................................24

         11.1.    Vesting of Assets.............................................................................24

         11.2.    Binding Effect................................................................................24

         11.3.    Discharge of Debtors..........................................................................25

         11.4.    Injunctions...................................................................................25

         11.5.    Indemnification Obligations...................................................................26

         11.6.    Limited Release...............................................................................26

SECTION 12            WAIVER OF CLAIMS..........................................................................27

         12.1.    Avoidance Actions.............................................................................27

SECTION 13            RETENTION OF JURISDICTION.................................................................27

SECTION 14            MISCELLANEOUS PROVISIONS..................................................................28

         14.1.    Payment of Statutory Fees.....................................................................28

         14.2.    Administrative Expenses Incurred After the Confirmation Date..................................28

         14.3.    Amendment or Modification of the Plan of Reorganization.......................................29

         14.4.    Section 1125(e) of the Bankruptcy Code........................................................29

         14.5.    Compliance with Tax Requirements..............................................................29

                                TABLE OF CONTENTS
                                   (CONTINUED)


         14.6.    Exemption from Transfer Taxes.................................................................29

         14.7.    Severability of Plan Provisions...............................................................30

         14.8.    Governing Law.................................................................................30

         14.9.    Notices.......................................................................................30

                      DEBTORS' JOINT PLAN OF REORGANIZATION
                     UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

                  Choice One Communications Inc., together with its direct and indirect wholly owned subsidiaries, debtors and debtors in possession, jointly propose the following chapter 11 Plan of Reorganization, dated as of October 5, 2004, pursuant to section 1121(a) of the Bankruptcy Code:

                                    SECTION 1

                         DEFINITIONS AND INTERPRETATION

A.                Definitions.

                  The following terms used herein shall have the respective meanings defined below:

                  1.1. AD HOC COMMITTEE OF SUBORDINATED NOTEHOLDERS means the informal committee of certain holders of Old Subordinated Notes that was formed prior to the Petition Date.

                  1.2. ADMINISTRATIVE EXPENSE CLAIM means any right to payment constituting a cost or expense of administration of the Reorganization Cases allowed under sections 503(b), 507(a)(1) and 507(b) of the Bankruptcy Code.

                  1.3. AGENT means GE Capital, as Pre-Petition Agent, the DIP Agent and the New Credit Agreement Agent, or any successor agent appointed in accordance with any such agreement.

                  1.4. ALLOWED means, with reference to any Claim or Equity Interest and subject to sections 4.5(b) and 8.1 hereof, (a) any Claim or Equity Interest (i) as to which no objection to allowance has been interposed on or before the Consummation Date or such other applicable period of limitation fixed by the Bankruptcy Code, the Bankruptcy Rules, or the Bankruptcy Court, provided, however, that such period may not exceed the later of sixty (60) days after the Consummation Date or 45 days after a Claim is filed with the Bankruptcy Court, or (ii) as to which any objection has been determined by a Final Order to the extent such objection is determined in favor of the respective holder, (b) any Claim or Equity Interest as to which the liability of the Debtors and the amount thereof are determined by final order of a court of competent jurisdiction other than the Bankruptcy Court or (c) any Claim or Equity Interest expressly allowed hereunder.

                  1.5. BANKRUPTCY CODE means title 11, United States Code, as applicable to the Reorganization Cases, as now in effect or hereafter amended.

                  1.6. BANKRUPTCY COURT means the United States Bankruptcy Court for the Southern District of New York or any other court with jurisdiction over the Reorganization Cases.

                  1.7. BANKRUPTCY RULES means the Federal Rules of Bankruptcy Procedure as promulgated by the United States Supreme Court under section 2075, title 28, United States Code, as amended from time to time, applicable to the Reorganization Cases, and the local rules of the Bankruptcy Court.

                  1.8. BENEFIT PLANS means all benefit plans, policies and programs sponsored by the Debtors, including, without limitation, all savings plans and health and welfare plans.

                  1.9. BUSINESS DAY means any day other than a Saturday, a Sunday or any other day on which banking institutions in New York, New York are required or authorized to close by law or executive order.

                  1.10. CASH means legal tender of the United States of America.

                  1.11. CHOICE ONE means Choice One Communications Inc.

                  1.12. CLAIM has the meaning set forth in section 101(5) of the Bankruptcy Code.

                  1.13. CLASS means any group of substantially similar Claims or Equity Interests classified by the Plan of Reorganization pursuant to sections 1122 and 1129(a)(1) of the Bankruptcy Code.

                  1.14. COLLATERAL means any property or interest in property of the Debtors' Estates subject to a Lien to secure the payment or performance of a Claim, which Lien is not subject to avoidance under the Bankruptcy Code or otherwise determined to be invalid under the Bankruptcy Code or applicable law.

                  1.15. COMMITTEE means a statutory committee, if any, appointed pursuant to section 1102(a) of the Bankruptcy Code in the Reorganization Cases.

                  1.16. CONFIRMATION DATE means the date on which the Clerk of the Bankruptcy Court enters the Confirmation Order on its docket.

                  1.17. CONFIRMATION HEARING means the hearing to be held by the Bankruptcy Court regarding confirmation of this Plan of Reorganization, as such hearing may be adjourned or continued from time to time.

                  1.18. CONFIRMATION ORDER means the order of the Bankruptcy Court confirming this Plan of Reorganization pursuant to section 1129 of the Bankruptcy Code.

                  1.19. CONSUMMATION DATE means the first Business Day on which all the conditions precedent to the Consummation Date specified in section 10.1 hereof shall have been satisfied or waived as provided in section 10.2 hereof; provided, however, that if a stay of the Confirmation Order is in effect, the Consummation Date shall be the first Business Day after such stay is no longer in effect.

                  1.20. CURE means the payment of Cash by the Debtors, or the distribution of other property (as the parties may agree or the Bankruptcy Court may order), as necessary to (i) cure a monetary default by the Debtors in accordance with the terms of an executory contract or unexpired lease of the Debtors and (ii) permit the Debtors to assume such executory contract or unexpired lease under section 365(a) of the Bankruptcy Code.

                  1.21. DEBTORS means Choice One, a Delaware corporation, and its Subsidiaries, debtors in the Reorganization Cases.

                  1.22. DEBTORS IN POSSESSION means the Debtors in their capacity as debtors in possession in the Reorganization Cases under sections 1107(a) and 1108 of the Bankruptcy Code.

                  1.23. DEFICIENCY CLAIM means the portion, if any, of a Secured Claim that exceeds the value of the Collateral securing such Claim.

                  1.24. DIP AGENT means GE Capital, as administrative agent under the DIP Credit Agreement, or any successor agent appointed in accordance with such agreement.

                  1.25. DIP CREDIT AGREEMENT means the Debtor-in-Possession Credit Agreement among the Debtors, the DIP Agent, and the lender parties thereto, which shall include terms and conditions consistent with those set forth in the DIP Financing term sheet annexed as Exhibit B to the Lock Up Agreement.

                  1.26. DIP OBLIGATIONS means any obligations under the DIP Credit Agreement.

                  1.27. DISBURSING AGENT means any entity in its capacity as a disbursing agent under section 7.2 hereof.

                  1.28. DISCLOSURE STATEMENT means that certain disclosure statement relating to the Debtors' Plan of Reorganization, including, without limitation, all exhibits and schedules thereto, as the same may be amended, supplemented or otherwise modified from time to time, as approved by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code.

                  1.29. DISPUTED CLAIM means, with respect to an Administrative Claim, Claim or Equity Interest, any such Administrative Claim, Claim or Equity Interest (a) to the extent neither allowed nor disallowed pursuant to the Plan or a Final Order nor deemed allowed pursuant to the Plan or sections 502, 503, or 1111 of the Bankruptcy Code or (b) for which a proof of claim or interest or (in the case of an Administrative Claim) a motion for payment has been timely filed with the Bankruptcy Court, to the extent any party in interest has interposed a timely objection or request for estimation in accordance with the Plan, the Bankruptcy Code, or the Bankruptcy Rules, which objection or request for estimation has not been withdrawn or determined by a Final Order.

                  1.30. DISTRIBUTION RECORD DATE means the record date for purposes of making distributions under the Plan of Reorganization on account of Allowed Claims, which date shall be the fifth Business Day before the Confirmation Date.

                  1.31. ELECTION FORM means the letter of transmittal, ballot or similar form upon which (i) holders of Allowed Senior Debt Claims may elect to receive any portion of New Common Stock as New Class B Common Stock and (ii) holders of Allowed Senior Debt Claims arising under the Term D Loan and Term C Loan Deferred Interest (each as defined in the Old Credit Agreement) may elect to receive a Pro Rata Distribution in lieu of the treatment provided in sections 4.2(b)(1) and 4.2(b)(2) hereof.

                  1.32. EQUITY INTEREST means the interest of any holder of equity securities of Choice One represented by any issued and outstanding shares of common or preferred stock or other instrument evidencing a present ownership interest in Choice One, whether or not transferable, or any option, warrant or right, contractual or otherwise, to acquire any such interest and any redemption, conversion, exchange, voting, participation and dividend rights and liquidation preferences relating to any such equity securities. When used in the Plan of Reorganization, the term "Equity Interest" shall include any and all claims (i) for damages arising from the rescission of the purchase or the sale of Equity Interests or (ii) for reimbursement or contribution allowed under section 502 of the Bankruptcy Code on account of such claim, which claims are subordinated pursuant to section 510(b) and (c) of the Bankruptcy Code.

                  1.33. ESTATES means the estates of the Debtors as created under section 541 of the Bankruptcy Code.

                  1.34. EXCHANGE ACT means the Securities Exchange Act of 1934, as amended.

                  1.35. EXIT FACILITY means that certain revolving credit facility in the aggregate principal amount of $30 million to be provided by the lenders party thereto, and the New Credit Agreement Agent, for the operation of the Debtors' business after the Consummation Date, which facility is to be governed by the New Credit Agreement Documents. The revolving credit facility can be increased to $35 million by a majority vote of the lenders providing the revolving credit facility (but, in any event, with the approval of those lenders whose commitments are increased). The Exit Facility shall include terms and conditions consistent with the terms and conditions set forth in the Exit Facility term sheet annexed to the Disclosure Statement as Exhibit 6.

                  1.36. FINAL ORDER means an order or judgment of the Bankruptcy Court entered by the Clerk of the Bankruptcy Court on the docket in the Reorganization Cases, which has not been reversed, vacated or stayed and as to which (a) the time to appeal, petition for certiorari or move for a new trial, reargument or rehearing has expired and as to which no appeal, petition for certiorari or other proceedings for a new trial, reargument or rehearing shall then be pending or (b) if an appeal, writ of certiorari, new trial, reargument or rehearing thereof has been sought, such order or judgment of the Bankruptcy Court shall have been affirmed by the highest court to which such order was appealed, or certiorari shall have been denied or a new trial, reargument or rehearing shall have been denied or resulted in no modification of such order, and the time to take any further appeal, petition for certiorari or move for a new trial, reargument or rehearing shall have expired; provided, however, that the possibility that a motion under Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules, may be filed relating to such order, shall not cause such order not to be a Final Order.

                  1.37. GE CAPITAL means General Electric Capital Corporation.

                  1.38. GENERAL UNSECURED CLAIM means any Claim against the Debtors that is not an Administrative Expense Claim, a Priority Non-Tax Claim, a Priority Tax Claim, a Secured Claim, or a Deficiency Claim arising out of or related to the Old Credit Agreement or Old Bridge Agreement.

                  1.39. INCENTIVE PLAN means an equity incentive plan that provides for, among other things, the grant to officers, other employees, non-employee directors, consultants, independent contractors and agents of Reorganized Choice One of (i) the right to receive up to 304,569 shares of New Class A Common Stock, in the form of restricted stock or restricted stock units, and (ii) options to purchase up to 956,760 shares of New Class A Common Stock. The Incentive Plan shall be substantially in the form annexed to the Plan of Reorganization Supplement or otherwise filed with the Bankruptcy Court.

                  1.40. LIEN has the meaning set forth in section 101(37) of the Bankruptcy Code.

                  1.41. LOCK UP AGREEMENT means the agreement, annexed as
Exhibit 2 to the Disclosure Statement, made and entered into as of August 30, 2004, by and among the Debtors and certain of the Senior Lenders and holders of Old Subordinated Notes.

                  1.42. NEW CLASS A COMMON STOCK means the shares of class A common stock of Reorganized Choice One, which shares will have full voting rights and will be entitled to vote in any election of directors.

                  1.43. NEW CLASS B COMMON STOCK means the shares of class B common stock of Reorganized Choice One, which shares will have limited voting rights, will not be entitled to vote in the election of directors and will be convertible into New Class A Common Stock at the option of the holder at any time.

                  1.44. NEW COMMON STOCK means the shares of common stock of Reorganized Choice One, consisting of the New Class A Common Stock and the New Class B Common Stock.

                  1.45. NEW CREDIT AGREEMENT means the amended and restated senior secured credit agreement by and among the Reorganized Debtors, the New Credit Agreement Agent and the Senior Lenders, governing the New Notes and the Exit Facility, substantially in the form annexed to the Plan of Reorganization Supplement.

                  1.46. NEW CREDIT AGREEMENT AGENT means GE Capital, as administrative agent under the New Credit Agreement, or any successor agent appointed in accordance with such agreement.

                  1.47. NEW CREDIT AGREEMENT DOCUMENTS means the documents evidencing the New Credit Agreement, including, but not limited to, notes, guarantees and security documents, substantially in the form annexed to the New Credit Agreement, to be executed on the Consummation Date by the Reorganized Debtors.

                  1.48. NEW NOTES means those $175 million senior secured notes issued by the Reorganized Debtors on the Consummation Date pursuant to the New Credit Agreement as part of the Exit Facility consisting of the following three tranches: New Term Loan A Notes, New Term Loan B Notes and New Term Loan C Notes (as defined and on terms set forth in the Exit Facility term sheet annexed to the Disclosure Statement as Exhibit 6).

                  1.49. NEW WARRANTS means the Series A Warrants and Series B Warrants, which are issued pursuant to, and exercisable in accordance with, the terms and conditions of the New Warrant Agreement.

                  1.50. NEW WARRANT AGREEMENT means the warrant agreement governing the issuance of the New Warrants, a copy of which is annexed hereto as Exhibit A, to be executed by the parties thereto on or before the Consummation Date.

                  1.51. OLD BRIDGE AGREEMENT means that certain Bridge Financing Agreement, dated as of August 1, 2000, as amended by an Amendment Relating to Loans to Employees Basket, dated as of June 30, 2001, a Second Amendment to Bridge Financing Agreement, dated as of August 24, 2001, and a Third Amendment to Bridge Financing Agreement, dated as of September 13, 2002, among Choice One, the lender parties thereto, and Morgan Stanley Senior Funding, Inc., as administrative agent, as such may have been further amended or modified from time to time.

                  1.52. OLD COMMON STOCK INTEREST means any Equity Interest other than an Old Preferred Stock Interest and Old Warrants, including all rights, interests and Claims (including Claims for fraud, misrepresentation, rescission, reimbursement, contribution or damages) arising under or in connection with (i) all agreements entered into by the Debtors in connection with the issuance of or otherwise related to such interests or (ii) the purchase or sale of such interests.

                  1.53. OLD CREDIT AGREEMENT means the Third Amended and Restated Credit Agreement, dated as of September 13, 2002, as amended by a Letter Amendment and Waiver dated as of November 12, 2002, a Second Amendment dated as of May 5, 2004, a Third Amendment dated as of May 12, 2004, a Fourth Amendment dated as of May 25, 2004, a Standstill Agreement and Conditional Amendment dated as of June 30, 2004, a Second Standstill and Conditional Amendment dated as of July 30, 2004, and a Third Standstill Agreement and Amendment dated as of August 30, 2004, among the Debtors, the Senior Lenders, and GE Capital, as Pre-Petition Agent, as such may have been or may be further amended or modified from time to time. The loans under the Old Credit Agreement consist of a revolving credit facility, a Term A Loan, Term B Loan, Term C Loan and Term D Loan.

                  1.54. OLD PREFERRED STOCK INTEREST means any of the issued and outstanding shares of Choice One Series A Senior Cumulative Preferred Stock, including all rights, interests and Claims (including Claims for fraud, misrepresentation, rescission, reimbursement, contribution or damages) arising under or in connection with (i) all agreements entered into by the Debtors in connection with the issuance of or otherwise related to such interests, (ii) the purchase or sale of such interests or (iii) the certificate of designations governing such interests.

                  1.55. OLD SENIOR NOTES means the notes issued by the Debtors under the Old Credit Agreement in the aggregate principal amount, as of the Petition Date, of approximately $410 million.

                  1.56. OLD SUBORDINATED NOTE DOCUMENTS means, collectively, the Old Bridge Agreement, the Old Subordinated Notes and any other agreement, document or instrument executed by the Debtors from time to time in favor of the any holder of the Old Subordinated Notes, in each case, as such may have been amended or modified from time to time.

                  1.57. OLD SUBORDINATED NOTES means those 13% Subordinated Notes Due 2010 issued by the Debtors under the Old Bridge Agreement in the aggregate principal amount, as of the Petition Date, of approximately $250 million, including all rights, interests and Claims (including Claims for fraud, misrepresentation, rescission, reimbursement, contribution or damages) arising under or in connection with (i) all agreements entered into by the Debtors in connection with the issuance of such notes or (ii) the purchase or sale of such notes.

                  1.58. OLD WARRANTS means all incentive stock options, non-qualified stock options and stock appreciation rights granted under any Choice One-sponsored stock option plans and any other options, warrants or rights, contractual or otherwise, if any, to acquire any Equity Interest or otherwise relating thereto.

                  1.59. OTHER SECURED CLAIMS means any Secured Claim not constituting a Senior Debt Claim or a Subordinated Note Claim.

                  1.60. PERSON means an individual, partnership, corporation, limited liability company, cooperative, trust, unincorporated organization, association, joint venture or a government or agency or political subdivision thereof.

                  1.61. PETITION DATE means the date on which the Debtors commenced the Reorganization Cases.

                  1.62. PLAN OF REORGANIZATION OR PLAN means this Joint Plan of Reorganization dated as of October 5, 2004, including, without limitation, the exhibits and schedules hereto, as the same may be amended or modified from time to time in accordance with the provisions of the Bankruptcy Code and the terms hereof.

                  1.63. PLAN OF REORGANIZATION SUPPLEMENT means the supplement to this Plan of Reorganization containing certain documents relevant to the implementation of this Plan, including, but not limited to the Restated Charter of Choice One, Restated By-Laws, the New Credit Agreement, including the New Notes, the Stockholders Agreement, the Incentive Plan and the Registration Rights Agreement, to be filed with the Bankruptcy Court as early as the Petition Date, but no later than ten (10) days before the Confirmation Hearing.

                  1.64. PRE-PETITION AGENT means GE Capital, as administrative agent under the Old Credit Agreement, or any successor agent appointed in accordance with such agreement.

                  1.65. PRIORITY NON-TAX CLAIM means any Claim other than an Administrative Expense Claim or a Priority Tax Claim, entitled to priority in payment as specified in section 507(a)(2), (3), (4), (5), (6), (7) or (9) of the Bankruptcy Code.

                  1.66. PRIORITY TAX CLAIM means any Claim of a governmental unit of the kind entitled to priority in payment as specified in sections 502(i) and 507(a)(8) of the Bankruptcy Code.

                  1.67. PRO RATA DISTRIBUTION means the distribution of New Notes and New Common Stock provided to any holder of a Senior Debt Claim, consisting of (i) $175 million aggregate amount of New Notes to be distributed to holders of Senior Debt Claims (less the amount of New Notes to be distributed pursuant to section 4.2 hereof to holders of Term D Loan and Term C Loan Deferred Interest that do not elect to receive a Pro Rata Distribution) multiplied by a fraction, the numerator of which is such holder's Allowed Senior Debt Claim and the denominator of which is the aggregate amount of all Allowed Senior Debt Claims (less Claims by holders of the Term D Loan and Term C Loan Deferred Interest that do not elect to receive a Pro Rata Distribution), and
(ii) 18 million shares of New Common Stock multiplied by a fraction, the numerator of which is such holder's Allowed Senior Debt Claim and the denominator of which is the aggregate amount of all Allowed Senior Debt Claims (less Claims by holders of the Term D Loan and Term C Loan Deferred Interest that do not elect to receive a Pro Rata Distribution).

                  1.68. RATABLE PROPORTION means, with reference to any distribution on account of any Allowed Claim in any Class, a distribution equal in amount to the ratio (expressed as a percentage) that the amount of such Allowed Claim bears to the aggregate amount of all Allowed Claims in the same Class.

                  1.69. REGISTRATION RIGHTS AGREEMENT means the Registration Rights Agreement, substantially in the form annexed to the Plan of Reorganization Supplement, to be executed by the parties thereto on or before the Consummation Date.

                  1.70. REORGANIZATION CASES means the Debtors' voluntary cases filed with the Bankruptcy Court under chapter 11 of the Bankruptcy Code.

                  1.71. REORGANIZED CHOICE ONE means Choice One, as it will be reorganized as of the Consummation Date in accordance with this Plan of Reorganization.

                  1.72. REORGANIZED DEBTORS means the Debtors, as they will be reorganized as of the Consummation Date in accordance with this Plan of Reorganization.

                  1.73. RESTATED BYLAWS means the Restated Bylaws to be adopted by Choice One upon the Consummation Date, substantially in the form annexed to the Plan of Reorganization Supplement.

                  1.74. RESTATED CHARTERS means the amended or restated certificates of incorporation or other organizational documents of the Reorganized Debtors to be adopted by them and filed with the Secretary of State of their respective states of incorporation or organization on or about the Consummation Date, which, as to Choice One, shall be substantially in the form annexed to the Plan of Reorganization Supplement.

                  1.75. SECURED CLAIM means a Claim secured by a Lien on Collateral to the extent of the value of such Collateral (i) as set forth in this Plan of Reorganization, (ii) as agreed to by the holder of such Claim and the Debtors or (iii) as determined by a Final Order in accordance with section 506(a) of the Bankruptcy Code or, in the event that such Claim is subject to setoff under section 553 of the Bankruptcy Code, to the extent of such setoff.

                  1.76. SECURITIES ACT means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                  1.77. SENIOR DEBT CLAIM means any Claim arising under or in connection with the Old Credit Agreement.

                  1.78. SENIOR LENDERS means the lenders from time to time party to the Old Credit Agreement and any assignee thereof as permitted under the Old Credit Agreement and the Lock Up Agreement.

                  1.79. STEERING COMMITTEE OF SENIOR LENDERS means the informal committee of certain Senior Lenders that was formed prior to the Petition Date, as more particularly defined as the Senior Lender Steering Committee in the Old Credit Agreement.

                  1.80. STOCKHOLDERS AGREEMENT means the Stockholders Agreement, substantially in the form annexed to the Plan of Reorganization Supplement, to be executed by the parties thereto on or before the Consummation Date.

                  1.81. SUBORDINATED NOTE CLAIM means a Claim arising under or in connection with the Old Subordinated Notes.

                  1.82. SUBORDINATED NOTES AGENT means Morgan Stanley Senior Funding, Inc., as administrative agent under the Old Bridge Agreement, or any successor agent appointed in accordance with such agreement.

                  1.83. SUBSIDIARIES means Choice One Communications of Connecticut Inc., Choice One Communications of Maine Inc., Choice One Communications of Massachusetts Inc., Choice One of New Hampshire Inc., Choice One Communications of New York Inc., Choice One Communications of Ohio Inc., Choice One Communications of Pennsylvania Inc., Choice One Communications of Rhode Island Inc., Choice One Communications of Vermont Inc., Choice One Communications of Virginia Inc., Choice One Communications International Inc., Choice One Communications Services Inc., Choice One Online Inc., US Xchange Inc., US

Xchange of Illinois, LLC, US Xchange of Indiana, LLC, US Xchange of Michigan, LLC, and US Xchange of Wisconsin, LLC.

                  1.84. U.S. TRUSTEE means the United States Trustee appointed under section 581, title 28, United States Code to serve in the Southern District of New York.

                  1.85. VOTING AGENT means Financial Balloting Group LLC, or such other entity as designated by the Debtors.

B. Interpretation; Application of Definitions and Rules of Construction.

                  Unless otherwise specified, all section, schedule or exhibit references in this Plan of Reorganization are to the respective section in, article of, or schedule or exhibit to, this Plan of Reorganization or the Plan of Reorganization Supplement, as the same may be amended, waived or modified from time to time. The words "herein," "hereof," "hereto," "hereunder" and other words of similar import refer to this Plan of Reorganization as a whole and not to any particular section, subsection or clause contained in this Plan of Reorganization. A term used herein that is not defined herein shall have the meaning assigned to that term in the Bankruptcy Code. The rules of construction contained in section 102 of the Bankruptcy Code shall apply to the construction of this Plan of Reorganization. The headings in this Plan of Reorganization are for convenience of reference only and shall not limit or otherwise affect the provisions hereof.

                                   SECTION 2

                            PROVISIONS FOR PAYMENT OF
                          ADMINISTRATIVE EXPENSE CLAIMS
                             AND PRIORITY TAX CLAIMS


                  2.1. Administrative Expense Claims.

                  On the Consummation Date, except to the extent that a holder of an Allowed Administrative Expense Claim agrees to a less favorable treatment of such Administrative Expense Claim, the Reorganized Debtors shall pay, in full satisfaction, settlement and release of and in exchange for such Allowed Administrative Expense Claim, to each holder of an Allowed Administrative Expense Claim, Cash in an amount equal to such Allowed Administrative Expense Claim; provided, however, that Allowed Administrative Expense Claims representing liabilities incurred in the ordinary course of business by the Debtors or liabilities arising under loans or advances to or other obligations incurred by the Debtors (other than the DIP Obligations, which will be paid and satisfied in full on the Consummation Date) shall be assumed and paid by the Debtors in the ordinary course of business, consistent with past practice and in accordance with the terms and subject to the conditions of any agreements or regulations governing, instruments evidencing or other documents relating to such transactions.

2.2. Professional Compensation and Reimbursement Claims.

                  All entities seeking an award by the Bankruptcy Court of compensation for services rendered or reimbursement of expenses incurred during the Reorganization Cases through and including the Confirmation Date pursuant to sections 503(b)(2), 503(b)(3), 503(b)(4), or 503(b)(5) of the Bankruptcy Code shall (i) file their respective final applications for allowances of compensation for services rendered and reimbursement of expenses incurred through the Confirmation Date by a date no later than the date that is sixty (60) days after the Confirmation Date or by such other date as may be fixed by the Bankruptcy Court and (ii) if granted such an award by the Bankruptcy Court, be paid in full in such amounts as are Allowed by the Bankruptcy Court (A) on the date on which such Administrative Expense Claim becomes an Allowed Administrative Expense Claim, or as soon thereafter as is practicable, or (B) upon such other terms as may be mutually agreed upon between such holder of an Administrative Expense Claim and the Reorganized Debtors. Notwithstanding the foregoing, the reasonable fees and expenses incurred prior to, on or after the Petition Date by Akin Gump Strauss Hauer & Feld, LLP, as counsel to the Ad Hoc Committee of Subordinated Noteholders, Jefferies & Company, Inc., as financial advisor to the Ad Hoc Committee of Subordinated Noteholders, Shearman & Sterling LLP, as counsel to the Steering Committee of Senior Lenders, FTI Consulting, Inc. as financial advisors to the Pre-Petition Agent, Sidley Austin Brown & Wood LLP, as counsel to the Pre-Petition Agent, and O'Melveny & Meyers LLP, as counsel to Wachovia Bank, NA, shall be paid by the Debtors or the Reorganized Debtors as Administrative Expense Claims in the ordinary course of the Debtors' business, consistent with (i) the terms and provisions of any agreement relating to same, and (ii) those provisions for "adequate protection" set forth in the DIP Credit Agreement and any order approving same, without application by or on behalf of any such parties to the Bankruptcy Court, and without notice and a hearing, unless specifically required by the Bankruptcy Court. If the Debtors or the Reorganized Debtors and any such professional cannot agree on the amount of fees and expenses to be paid to such party, the amount of fees and expenses shall be determined by the Bankruptcy Court.

                  2.3. Priority Tax Claims.

                  On the Consummation Date, except to the extent that a holder of an Allowed Priority Tax Claim agrees to a less favorable treatment of such Allowed Priority Tax Claim, the Reorganized Debtors shall pay, in full satisfaction, settlement and release of and in exchange for such Allowed Priority Tax Claim, to each holder of an Allowed Priority Tax Claim (i) Cash in an amount equal to such Allowed Priority Tax Claim or (ii) equal annual Cash payments commencing on the Consummation Date in an aggregate amount equal to such Allowed Priority Tax Claim, together with interest at a fixed annual rate equal to 5%, over a period through the sixth (6th) anniversary of the date of assessment of such Allowed Priority Tax Claim. All Allowed Priority Tax Claims which are not due and payable on or before the Consummation Date shall be paid in the ordinary course of business in accordance with the terms and conditions of any agreements relating thereto. There will not be a bar date for Priority Tax Claims.

                                   SECTION 3

                            CLASSIFICATION OF CLAIMS
                              AND EQUITY INTERESTS

         The Plan is premised upon the substantive consolidation of the Debtors for Plan purposes only. Accordingly, for Plan purposes, the assets and liabilities of the Debtors are deemed the assets and liabilities of a single, consolidated entity and no value is ascribed to the stock of the

Subsidiaries. The categories of claims and equity interests listed below, other than Administrative Expense Claims and Priority Tax Claims, are classified for all purposes, including voting, confirmation, and distribution pursuant to the Plan of Reorganization, as follows:

     CLASS             DESIGNATION                           IMPAIRMENT            ENTITLED TO VOTE
     -----             -----------                           ----------            ----------------

Class 1          Priority Non-Tax Claims                     Unimpaired         No (deemed to accept)

Class 2          Senior Debt Claims                          Impaired           Yes

Class 3          Subordinated Note Claims                    Impaired           Yes

Class 4          Other Secured Claims                        Unimpaired         No (deemed to accept)

Class 5          General Unsecured Claims                    Unimpaired         No (deemed to accept)

Class 6          Old Preferred Stock Interests               Impaired           No (deemed to reject)

Class 7          Old Common Stock Interests                  Impaired           No (deemed to reject)

Class 8          Old Warrants                                Impaired           No (deemed to reject)


                                   SECTION 4

                       PROVISIONS FOR TREATMENT OF CLAIMS
                              AND EQUITY INTERESTS


                  4.1. Priority Non-Tax Claims (Class 1).

                  (a) Impairment and Voting. Class 1 is unimpaired by the Plan. Each holder of an Allowed Priority Non-Tax Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

                  (b) Distributions. On the Consummation Date, except to the extent that a holder of an Allowed Priority Non-Tax Claim agrees to a less favorable treatment of such Allowed Priority Non-Tax Claim, each Allowed Priority Non-Tax Claim shall be unimpaired in accordance with section 1124 of the Bankruptcy Code. All Allowed Priority Non-Tax Claims which are not due and payable on or before the Consummation Date shall be paid in the ordinary course of business in accordance with the terms and conditions of any agreements relating thereto.

                  4.2. Senior Debt Claims (Class 2)

                  (a) Impairment and Voting. Class 2 is impaired by the Plan. Each holder of an Allowed Senior Debt Claim is entitled to vote to accept or reject the Plan.

                  (b) Distributions. Each Senior Debt Claim constitutes an Allowed Senior Debt Claim. On the Consummation Date, or as soon thereafter as is reasonably practicable, except to the extent that a holder of an Allowed Senior Debt Claim agrees to a less favorable treatment of such Allowed Senior Debt Claim, and in order to give effect to the priority of payment set forth in
Section 5.5 of the Old Credit Agreement,

                           (1) each holder of an Allowed Senior Debt Claim
arising under the Term D Loan (as defined in the Old Credit Agreement) shall receive on account of such Claim New Notes that shall be all Term Loan A Notes (as defined and on the terms set forth in the Exit Facility term sheet annexed to the Disclosure Statement as Exhibit 6) in face value (including all principal and interest accrued thereon) equal to the full amount of such Allowed Senior Debt Claim; provided, that each holder may elect instead to receive its Pro Rata Distribution; and

                           (2) each holder of a Allowed Senior Debt Claim
arising under Term C Loan Deferred Interest (as defined in the Old Credit Agreement) shall receive on account of such Claim New Notes that shall be all Term Loan B Notes (as defined and on terms set forth in the Exit Facility term sheet annexed to the Disclosure Statement as Exhibit 6) in face value equal to the full amount of such Allowed Senior Debt Claim; provided, that each holder may elect instead to receive its Pro Rata Distribution; and

                           (3) each other holder of an Allowed Senior Debt Claim
arising under the Old Credit Agreement shall receive on account of such Claim such holder's Pro Rata Distribution of New Term Loan C Notes (as defined and on the terms set forth in the Exit Facility term sheet annexed to the Disclosure Statement as Exhibit 6) and New Common Stock.

                  Notwithstanding any provision of the Plan of Reorganization to the contrary, in no event shall the holders of Allowed Senior Debt Claims receive, in the aggregate, in excess of (a) 18 million shares of New Common Stock, representing 90% (subject to dilution from the Incentive Plan and from the New Warrants) of the New Common Stock distributed pursuant to the Plan of Reorganization and (b) New Notes in the aggregate principal amount of $175 million.

                  Each holder of a Senior Debt Claim that elects to receive any portion of its distribution in New Common Stock may elect, on its Election Form, to receive any portion of its New Common Stock in the form of New Class B Common Stock.

                  4.3. Subordinated Note Claims (Class 3)

                  (a) Impairment and Voting. Class 3 is impaired by the Plan. Each holder of an Allowed Subordinated Note Claim is entitled to vote to accept or reject the Plan.

                  (b) Distributions. Each Subordinated Note Claim constitutes an Allowed Subordinated Note Claim. On the Consummation Date, or as soon thereafter as is reasonably practicable, except to the extent that a holder of an Allowed Subordinated Note Claim agrees to a less favorable treatment of such Allowed Subordinated Note Claim, each holder of an Allowed Subordinated Note Claim shall receive its Ratable Proportion of (i) the New Warrants and (ii) 2 million shares of New Common Stock, representing 10% (subject to dilution by the Incentive Plan and the New Warrants) of the New Common Stock distributed pursuant to the Plan of Reorganization.

                  4.4. Other Secured Claims (Class 4).

                  (a) Impairment and Voting. Class 4 is unimpaired by the Plan. Each holder of an Allowed Other Secured Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

                  (b) Distributions. On the Consummation Date, or as soon thereafter as is reasonably practicable, except to the extent that a holder of an Allowed Other Secured Claim agrees to less favorable treatment of such Allowed Other Secured Claim, each Allowed Other Secured Claim shall be reinstated or rendered unimpaired in accordance with section 1124 of the Bankruptcy Code, notwithstanding any contractual provision or applicable nonbankruptcy law that entitles the holder of an Allowed Other Secured Claim to demand or receive payment of such Allowed Other Secured Claim prior to the stated maturity of such Allowed Other Secured Claim from and after the occurrence of a default. All Allowed Other Secured Claims which are not due and payable on or before the Consummation Date shall, at Choice One's option, be (i) paid in the ordinary course of business in accordance with the terms and conditions of any agreement related thereto, or (ii) by transfer of the property securing the Allowed Other Secured Claim to the holder of such Claim.

                  4.5. General Unsecured Claims (Class 5).

                  (a) Impairment and Voting. Class 5 is unimpaired by the Plan. Each holder of an Allowed General Unsecured Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

                  (b) Distributions. On the Consummation Date, or as soon thereafter as is reasonably practicable, except to the extent that a holder of an Allowed General Unsecured Claim agrees to less favorable treatment of such Allowed General Unsecured Claim, each Allowed General Unsecured Claim shall be unimpaired in accordance with section 1124 of the Bankruptcy Code. Allowed General Unsecured Claims which are not due and payable on or before the Consummation Date shall be paid thereafter in the ordinary course of business in accordance with the terms of any agreement that governs such General Unsecured Claim or in accordance with the course of practice between the Debtors and such holder with respect to such Claim. The Debtors reserve their rights, however, to dispute the validity of any General Unsecured Claim, whether or not objected to prior to the Consummation Date.

                  4.6. Old Preferred Stock Interests (Class 6).

                  (a) Impairment and Voting. Class 6 is impaired by the Plan. Each holder of an Allowed Old Preferred Stock Interest is conclusively presumed to have rejected the Plan and is not entitled to vote to accept or reject the Plan.

                  (b) Distributions. The holders of Old Preferred Stock Interests shall not receive any distribution on account of such interests. Each Old Preferred Stock Interest constitutes an Allowed Old Preferred Stock Interest. On the Consummation Date, the Allowed Old Preferred Stock Interests shall be cancelled, and the holders of the Allowed Old Preferred Stock Interests shall not be entitled to, and shall not receive or retain, any property or interest in property on account of such Allowed Old Preferred Stock Interests.

                  4.7. Old Common Stock Interests (Class 7).

                  (a) Impairment and Voting. Class 7 is impaired by the Plan. Each holder of an Allowed Old Common Stock Interest is conclusively presumed to have rejected the Plan and is not entitled to vote to accept or reject the Plan.

                  (b) Distributions. The holders of Old Common Stock Interests shall not receive any distribution on account of such interests. Each Old Common Stock Interest constitutes an Allowed Old Common Stock Interest. On the Consummation Date, the Allowed Old Common Stock Interests shall be cancelled, and the holders of the Allowed Old Common Stock Interests shall not be entitled to, and shall not receive or retain, any property or interest in property on account of such Allowed Old Common Stock Interests.

                  4.8. Old Warrants (Class 8).

                  (a) Impairment and Voting. Class 8 is impaired by the Plan. Each holder of an Allowed Old Warrant is conclusively presumed to have rejected the Plan and is not entitled to vote to accept or reject the Plan.

                  (b) Distributions. The holders of Old Warrants shall not receive any distribution on account of such interests. Each Old Warrant constitutes an Allowed Old Warrant. On the Consummation Date, the Allowed Old Warrants shall be cancelled, and the holders of the Allowed Old Warrants shall not be entitled to, and shall not receive or retain, any property or interest in property on account of such Allowed Old Warrants.

                                   SECTION 5

                       IDENTIFICATION OF CLASSES OF CLAIMS
                      AND INTERESTS IMPAIRED; ACCEPTANCE OR
                    REJECTION OF THIS PLAN OF REORGANIZATION

                  5.1. Holders of Claims and Equity Interests Entitled to Vote.

                  Each of Class 1 (Priority Non-Tax Claims), Class 4 (Other Secured Claims) and Class 5 (General Unsecured Claims) is unimpaired by the Plan of Reorganization and the holders of Allowed Claims in each of such Classes are conclusively presumed to have accepted the Plan of Reorganization and are not entitled to vote to accept or reject this Plan of Reorganization.

                  Each of Class 2 (Senior Debt Claims) and Class 3 (Subordinated Note Claims) is impaired and the holders of Allowed Senior Debt Claims and Allowed Subordinated Note Claims are entitled to vote to accept or reject this Plan of Reorganization.

                  Each of Class 6 (Old Preferred Stock Interests), Class 7 (Old Common Stock Interests) and Class 8 (Old Warrants) is impaired by the Plan of Reorganization and the holders of Class 6 (Old Preferred Stock Interests), Class 7 (Old Common Stock Interests) and Class 8 (Old Warrants), are conclusively presumed to have rejected this Plan of Reorganization and are not entitled to vote to accept or reject this Plan of Reorganization.

                  5.2. Nonconsensual Confirmation.

                  If any impaired Class of Claims entitled to vote shall not accept the Plan of Reorganization by the requisite majorities provided in section 1126(c) of the Bankruptcy Code, the Debtors reserve the right to amend the Plan of Reorganization or undertake to have the Bankruptcy Court confirm the Plan of Reorganization under section 1129(b) of the Bankruptcy

Code or both. With respect to impaired Classes of Claims that are deemed to reject the Plan of Reorganization, the Debtors shall request that the Bankruptcy Court confirm the Plan of Reorganization pursuant to section 1129(b) of the Bankruptcy Code.

                                    SECTION 6

                             MEANS OF IMPLEMENTATION

                  6.1. Substantive Consolidation.

                  The Plan of Reorganization is premised upon the substantive consolidation of the Debtors for Plan purposes only. Accordingly, on the Consummation Date, all of the Debtors and their Estates shall, for Plan purposes only, be deemed merged and (i) all assets and liabilities of the Debtors shall be deemed merged, (ii) all intercompany claims by, between and among the Debtors shall be eliminated by either offset, the contribution of such claims, or otherwise, in a tax efficient manner (as determined by the Debtors), (iii) all guaranties of any Debtor of the payment, performance, or collection of obligations of any other Debtor shall be eliminated and canceled, (iv) all joint obligations of two or more Debtors, and all multiple claims against such entities on account of such joint obligations, shall be considered a single claim against the Debtors, and (v) any claim filed in the Reorganization Cases of any Debtor shall be deemed filed against the consolidated Debtors and a single obligation of the consolidated Debtors on and after the Consummation Date. Such substantive consolidation shall not (other than for Plan voting, treatment, and distribution purposes) affect (a) the legal and corporate structures of the Debtors or (b) the equity interests in the Subsidiaries.

                  6.2. Exit Facility and Issuance of New Notes.

                  On the Consummation Date, the New Credit Agreement Documents shall be executed and delivered and the Debtors or the Reorganized Debtors are authorized to issue the New Notes and to execute, deliver and enter into the New Credit Agreement Documents without the need for any further corporate action and without further action by the holders of Claims or Equity Interests.

                  6.3. Issuance of New Securities.

                  The issuance of the New Common Stock and New Warrants by Reorganized Choice One is authorized without the need for any further corporate action or without any further action by a holder of Claims or Equity Interests in the Debtors. On the Consummation Date, or as soon thereafter as is reasonably practicable: (a) 90% of the New Common Stock distributed pursuant to the Plan of Reorganization shall be issued to the holders of the Allowed Senior Debt Claims;
(b) 10% of the New Common Stock distributed pursuant to the Plan of Reorganization shall be issued to the holders of Allowed Subordinated Note Claims; and (c) all the New Warrants distributed pursuant to the Plan of Reorganization shall be issued to the holders of the Allowed Subordinated Note Claims.

                  6.4. Warrant Agreement, Registration Rights Agreement and Stockholders Agreement.

                  On the Consummation Date, the Warrant Agreement shall have been executed and delivered by Reorganized Choice One and the other parties thereto, the Registration Rights Agreement shall have been executed and delivered by Reorganized Choice One and the other parties thereto and the Stockholders Agreement shall have been executed and delivered by Reorganized Choice One and the other parties thereto. Each recipient of New Common Stock or New Warrants pursuant to the Plan of Reorganization will be bound by the Registration Rights Agreement and the Stockholders Agreement, regardless of whether such Person has signed such agreement, and no certificates will be issued to any Person until such Person has signed the Registration Rights Agreement and the Stockholders Agreement.

                  6.5. Cancellation of Existing Securities and Agreements.

                  On the Consummation Date, the Old Credit Agreement, the Old Subordinated Note Documents, the Old Preferred Stock Interests, the Old Common Stock Interests, the Old Warrants or any other agreements or commitments, contractual or otherwise, obligating the Debtors to issue, transfer or sell Old Preferred Stock Interests, Old Common Stock Interests, Old Warrants or any other Equity Interests of the Debtors shall be cancelled. The Old Subordinated Note Documents and the Old Credit Agreement shall continue in effect solely for the purposes of allowing holders of the Senior Debt Claims and Subordinated Note Claims to receive their distributions hereunder.

                  6.6. Corporate Action.

                  (a) Restated Charters and Restated Bylaws. The Restated Charters and Restated Bylaws shall be adopted effective as of the Consummation Date. On or about the Consummation Date, each Reorganized Debtor shall file its Restated Charter with the Secretary of State of its respective jurisdiction of incorporation or organization.

                  (b) Board of Directors of Reorganized Choice One. On the Consummation Date, the operation of Reorganized Choice One shall become the general responsibility of its Board of Directors, subject to, and in accordance with, its Restated Charter and Restated Bylaws. The initial Board of Directors of Reorganized Choice One shall consist of seven members (i) five of whom shall be selected by the holders of a majority of the Senior Debt Claims (other than those who elect to receive New Common Stock in the form of New Class B Common Stock), (ii) one of whom shall be Reorganized Choice One's Chief Executive Officer and (iii) one of whom shall be designated by the holders of a majority of the Old Subordinated Notes. The initial members of the Board of Directors of Reorganized Choice One shall be disclosed in the Plan of Reorganization Supplement or such other filing as may be made with the Bankruptcy Court prior to the Consummation Date. The Board of Directors of the other Debtors shall be as set forth in the Plan of Reorganization Supplement or such other filings as may be made with the Bankruptcy Court prior to the Consummation Date.

                  (c) Officers of the Reorganized Debtors The initial officers of the Reorganized Debtors shall be disclosed in a filing to be made with the Bankruptcy Court prior to the Consummation Date. The selection of officers of the Reorganized Debtors after the Consummation Date shall be as provided in their respective Restated Charters and Restated Bylaws or other organizational documents of the Reorganized Debtors.

                                   SECTION 7

                       PROVISIONS GOVERNING DISTRIBUTIONS

                  7.1. Date of Distributions.

                  Unless otherwise provided herein, any distributions and deliveries to be made hereunder shall be made on the Consummation Date or as soon as reasonably practicable thereafter and deemed made on the Consummation Date. In the event that any payment or act under this Plan of Reorganization is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date.

                  7.2. Disbursing Agent.

                  All distributions under this Plan of Reorganization shall be made by the Reorganized Debtors as Disbursing Agent or such other entity designated by the Reorganized Debtors as a Disbursing Agent on the Consummation Date. A Disbursing Agent shall not be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court; and, in the event that a Disbursing Agent is so otherwise ordered, all costs and expenses of procuring any such bond or surety shall be borne by the Reorganized Debtors.

                  7.3. Record Date for Distributions to Holders of Old Senior Notes and Old Subordinated Notes.

                  At the close of business on the Distribution Record Date, the transfer ledgers or registers for the Old Senior Notes and the Old Subordinated Notes shall be closed, and there shall be no further changes in the record holders of such notes. Reorganized Choice One and the Disbursing Agent, if any, shall have no obligation to recognize any transfer of any such notes occurring after the Distribution Record Date and shall be entitled instead to recognize and deal for all purposes hereunder with only those record holders stated on the transfer ledgers or registers for the Old Senior Notes and Old Subordinated Notes as of the close of business on the Distribution Record Date.

                  7.4. Delivery of Distributions.

                  Subject to Bankruptcy Rule 9010, all distributions to any holder of an Allowed Claim shall be made at the address of such holder as set forth on the books and records of the Debtors or their agents, unless the Debtors or the Reorganized Debtors, as applicable, have been notified in writing of a change of address. In the event that any distribution to any holder is returned as undeliverable, the Disbursing Agent shall use reasonable efforts to determine the current address of such holder, but no distribution to such holder shall be made unless and until the Disbursing Agent has determined the then current address of such holder, at which time such distribution shall be made to such holder without interest; provided that such distributions shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code at the expiration of one year from the Consummation Date. After such date, all unclaimed property or interests in property shall revert to the Reorganized Debtors, and the claim of any other holder to such property or interest in property shall be discharged and forever barred; provided, that any unclaimed distribution of a Senior Lender shall be distributed to the New Credit Agreement Agent to be proportionally re-allocated to the other holders of Senior Debt Claims; and provided, further, that any unclaimed distribution of a holder of Old Subordinated Note Claims shall be distributed to the Subordinated Notes Agent to be proportionally re-allocated to the other holders of Subordinated Note Claims.

                  7.5. Manner of Payment Under Plan of Reorganization.

                  (a) All distributions of New Common Stock to the creditors of the Debtors under the Plan of Reorganization shall be made by Reorganized Choice One (determined without regard to section 6.1 hereof) on behalf of the Reorganized Debtors. Where the applicable Reorganized Debtor is a subsidiary of Reorganized Choice One, Reorganized Choice One shall be treated as making a capital contribution, either directly or indirectly, to the applicable Reorganized Debtor of an amount of New Common Stock to be distributed to the creditors of such Debtor, but only at such time as, and to the extent that, the amounts are actually distributed to holders of Allowed Claims. Any distributions that revert to Reorganized Choice One or are otherwise canceled (such as to the extent any distributions have not been claimed within one year or are forfeited pursuant to section 7.3 hereof) shall revest solely in Reorganized Choice One and any applicable Reorganized Debtor (other than Reorganized Choice One) shall not have (nor shall it be considered to ever have had) any ownership interest in the amounts distributed.

                  (b) At the option of the Disbursing Agent, any Cash payment to be made hereunder may be made by a check or wire transfer or as otherwise required or provided in applicable agreements.

                  7.6. Fractional Shares.

                  No fractional shares of New Common Stock or New Warrants or Cash in lieu thereof shall be distributed. For purposes of distribution, fractional shares of New Common Stock or New Warrants of 1/2 or more shall be rounded up to the next whole number and of less than 1/2 shall be rounded down to the next whole number.

                  7.7. Setoffs and Recoupment.

                  The Debtors may, but shall not be required to, setoff against, or recoup from, any Claim and the payments to be made pursuant to the Plan of Reorganization in respect of such Claim (other than the Senior Debt Claims and Subordinated Note Claims), any claims of any nature whatsoever that the Debtors may have against the claimant, but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors of any such claim it may have against such claimant.

                  7.8. Distributions After Consummation Date.

                  Distributions made after the Consummation Date to holders of Disputed Claims that are not Allowed Claims as of the Consummation Date but which later become Allowed Claims shall be deemed to have been made on the Consummation Date.

                  7.9. Rights and Powers of Disbursing Agent.

                  (a) Powers of the Disbursing Agent. The Disbursing Agent shall be empowered to (i) effect all actions and execute all agreements, instruments and other documents necessary to perform its duties under this Plan of Reorganization, (ii) make all distributions contemplated hereby, (iii) employ professionals to represent it with respect to its responsibilities and (iv) exercise such other powers as may be vested in the Disbursing Agent by order of the Bankruptcy Court, pursuant to this Plan of Reorganization, or as deemed by the Disbursing Agent to be necessary and proper to implement the provisions hereof.

                  (b) Expenses Incurred On or After the Consummation Date. Except as otherwise ordered by the Bankruptcy Court, the amount of any reasonable fees and expenses incurred by the Disbursing Agent on or after the Consummation Date (including, without limitation, taxes) and any reasonable compensation and expense reimbursement claims (including, without limitation, reasonable attorney fees and expenses) made by the Disbursing Agent shall be paid in Cash by the Reorganized Debtors.

                  7.10. Exculpation.

                  The Debtors, the Reorganized Debtors, the Steering Committee of Senior Lenders, the Senior Lenders, the Pre-Petition Agent, the DIP Agent, the New Credit Agreement Agent, the Subordinated Notes Agent, and the holders of Subordinated Note Claims, and their respective members, officers, directors, employees and agents (including any attorneys, financial advisors, investment bankers and other professionals retained by such Persons) shall have no liability to any holder of any Claim or Equity Interest or any other Person for any act or omission in connection with, arising out of, or relating to, the Disclosure Statement, this Plan of Reorganization, the solicitation of votes for and the pursuit of confirmation of this Plan of Reorganization, the consummation of this Plan of Reorganization, or the administration of the Reorganization Cases, this Plan of Reorganization or the property to be distributed under the Plan of Reorganization, except for willful misconduct, gross negligence or breach of fiduciary duty that results in a personal profit at the expense of the Estates, as determined by a Final Order and, in all respects, shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under this Plan of Reorganization. Nothing in this section shall limit the liability of the Debtors' professionals to their respective clients pursuant to DR 6-102 of the Code of Professional Responsibility.

                  7.11. Exemption from Securities Laws.

                  The issuance of the New Common Stock, the New Notes and the New Warrants pursuant to the Plan of Reorganization shall be exempt from any securities laws registration requirements to the fullest extent permitted by section 1145 of the Bankruptcy Code in the case of the New Common Stock and the New Warrants and section 4(2) of the Securities Act in the case of the New Notes.

                  7.12. Allocation of Plan Distributions Between Principal and Interest.

                  Distributions in respect of Allowed Claims in Class 3 shall be allocated first to the principal amount of such Claims (as determined for federal income tax purposes) and then, to the extent the consideration exceeds the principal amount of the Claims, to any portion of such Claims for accrued but unpaid interest.

                                   SECTION 8

                        PROCEDURES FOR TREATING DISPUTED
                       CLAIMS UNDER PLAN OF REORGANIZATION

                  8.1. Disputed Claims/Process.

                  Holders of Claims, Equity Interests and Administrative Expense Claims need not file proofs of claim with the Bankruptcy Court and shall be subject to the Bankruptcy Court process only to the extent provided in the Plan of Reorganization. On and after the Consummation Date, except as otherwise provided herein, all valid Claims shall be paid in the ordinary course of business of the Reorganized Debtors. If the Debtors dispute any Claim, such dispute shall be determined, resolved or adjudicated, as the case may be, in a manner as if the Reorganization Cases had not been commenced and shall survive the Consummation Date as if the Reorganization Cases had not been commenced, provided, however, that the Debtors may elect, at their sole option, to object under section 502 of the Bankruptcy Code with respect to any proof of claim filed by or on behalf of a holder of a Claim.

                  8.2. Objections to Claims.

                  Except insofar as a Claim is Allowed hereunder and subject to sections 4.5(b) and 8.1 hereof, the Reorganized Debtors shall be entitled to object to Claims. Any objections to Claims shall be served and filed on or before the latest of (a) sixty (60) days after the Consummation Date, (b) forty-five (45) days after a Claim is filed with the Bankruptcy Court or (c) such date as may be fixed by the Bankruptcy Court.

                  8.3. No Distributions Pending Allowance.

                  Notwithstanding any other provision hereof, if any portion of a Claim is a Disputed Claim, no payment or distribution provided hereunder shall be made on account of such Claim unless and until such Disputed Claim becomes an Allowed Claim.

                  8.4. Distributions After Allowance.

                  To the extent that a Disputed Claim ultimately becomes an Allowed Claim, distributions (if any) shall be made to the holder of such Allowed Claim in accordance with the provisions of this Plan of Reorganization. As soon as practicable after the date that the order or judgment of the Bankruptcy Court allowing any Disputed Claim becomes a Final Order, the

Disbursing Agent shall provide to the holder of such Claim the distribution (if any) to which such holder is entitled under this Plan of Reorganization as of the Consummation Date, without any interest to be paid on account of such Claim.

                                   SECTION 9

                             TREATMENT OF EXECUTORY
                         CONTRACTS AND UNEXPIRED LEASES

                  9.1. Assumed Contracts and Leases.

                  Except as otherwise provided herein, or in any contract, instrument, release, indenture, or other agreement or document entered into in connection with this Plan of Reorganization, as of the Consummation Date, the Debtors shall be deemed to have assumed each executory contract and unexpired lease to which it is a party, unless such contract or lease (i) was previously assumed or rejected by the Debtors, (ii) previously expired or terminated pursuant to its own terms, (iii) is the subject of a motion to reject filed on or before the Confirmation Date or (iv) is set forth in a schedule, as an executory contract or unexpired lease to be rejected, filed as part of the Plan of Reorganization. The Confirmation Order shall constitute an order of the Bankruptcy Court under section 365 and 1123(b) of the Bankruptcy Code approving the contract and lease assumptions or rejections described above, as of the Consummation Date.

                  9.2. Payments Related to Assumption of Contracts and Leases.

                  Any monetary amount by which any executory contract and unexpired lease to be assumed hereunder is in default shall be satisfied, under section 365(b)(1) of the Bankruptcy Code, by the Debtors. If there is a dispute regarding (i) the nature or amount of any Cure, (ii) the ability of the Debtors or any assignee to provide "adequate assurance of future performance" (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed or (iii) any other matter pertaining to assumption, Cure shall occur following the entry of a Final Order of the Bankruptcy Court resolving the dispute and approving the assumption or assumption and assignment, as the case may be. With respect to valid and signed interconnection agreements to which the Debtors are party and which have not terminated by their own terms (the "Interconnection Agreements"), or tariffs under which the Debtors operate, nothing herein shall constitute an admission that such tariffs or agreements constitute executory contracts. All disputed charges under such Interconnection Agreements shall be resolved in accordance with the terms of such agreements and any tariffs or regulations governing such disputes.

                  9.3. Rejected Contracts and Leases.

                  Except as otherwise provided herein or in any contract, instrument, release, indenture or other agreement or document entered into in connection with this Plan of Reorganization, none of the executory contracts and unexpired leases to which the Debtors are a party shall be rejected hereunder; provided, however, that the Debtors reserve the right, at any time prior to the Confirmation Date, to seek to reject any executory contract or unexpired lease to which the Debtors are a party.

                  9.4. Compensation and Benefit Plans.

                  Except and to the extent previously assumed by an order of the Bankruptcy Court, on or before the Confirmation Date, all employee compensation and Benefit Plans of the Debtors, including Benefit Plans and programs subject to sections 1114 and 1129(a)(13) of the Bankruptcy Code, entered into before or after the Petition Date and not since terminated, shall be deemed to be, and shall be treated as if they were, executory contracts that are to be assumed hereunder. The Debtors' obligations under such plans and programs shall survive confirmation of this Plan of Reorganization, except for (i) executory contracts or Benefit Plans specifically rejected pursuant to this Plan of Reorganization (to the extent such rejection does not violate sections 1114 and 1129(a) (13) of the Bankruptcy Code) and (ii) such executory contracts or employee benefit plans as have previously been rejected, are the subject of a motion to reject as of the Confirmation Date, or have been specifically waived by the beneficiaries of any employee benefit plan or contract. In addition, Choice One may, prior to the Confirmation Date, enter into employment agreements with key employees that may become effective on or prior to the Consummation Date and survive consummation of this Plan of Reorganization. Any such agreements will be annexed to the Plan of Reorganization Supplement or otherwise filed with the Bankruptcy Court and will be subject to the prior written approval of the Pre-Petition Agent, New Credit Agreement Agent, the Steering Committee of Senior Lenders and the Ad Hoc Committee of Subordinated Noteholders.

                  9.5. Employee / Management Incentive Plan.

                  On the Consummation Date, 304,569 shares of New Class A Common Stock will be reserved for the issuance of restricted stock or restricted stock units, and 956,760 shares of New Class A Common Stock will be reserved for the issuance of stock options, pursuant to the Incentive Plan. Such shares, units and options may be allocated by the Debtors, and the terms thereof (including vesting schedules, eligibility criteria, performance targets and strike prices for options) may be established, prior to the Consummation Date with the prior written approval of the Pre-Petition Agent, New Credit Agreement Agent, the Steering Committee of Senior Lenders and the Ad Hoc Committee of Subordinated Noteholders. To the extent such shares, units and options are not allocated and the terms thereof are not established by the Debtors prior to the Consummation Date, decisions regarding their allocation and the terms thereof will be made by the Board of Directors of Reorganized Choice One or a committee thereof.

                                   SECTION 10

                             CONDITIONS PRECEDENT TO
                                CONSUMMATION DATE

                  10.1. Conditions Precedent to Consummation Date of Plan of Reorganization.

                  The occurrence of the Consummation Date of this Plan of Reorganization is subject to satisfaction of the following conditions precedent:

                  (a) Confirmation Order. The Clerk of the Bankruptcy Court shall have entered the Confirmation Order and the same shall have become a Final Order. The Confirmation Order shall be in form and substance reasonably satisfactory to the Pre-Petition Agent, the DIP Agent, the New Credit Agreement Agent, the Steering Committee of Senior Lenders and the Ad Hoc Committee of Subordinated Noteholders.

                  (b) Execution and Delivery of Other Documents. All other actions and all agreements, instruments or other documents necessary to implement the terms and provisions of the Plan of Reorganization, including without limitation the Warrant Agreement and the New Warrants issued thereunder and the documents comprising the exhibits to the Plan of Reorganization Supplement that are necessary for the effectuation of the Plan, shall have been duly and validly executed and delivered by the parties thereto in form and substance reasonably acceptable to the Pre-Petition Agent, the DIP Agent, the New Credit Agreement Agent, the Steering Committee of Senior Lenders and the Ad Hoc Committee of Subordinated Noteholders, and all conditions to their effectiveness shall have been satisfied or waived.

                  (c) Regulatory Approvals. The Debtors shall have received all authorizations, consents, regulatory approvals, rulings, letters, no-action letters, opinions or documents that are necessary to implement the Plan and that are required by law, regulations or order.

                  10.2. Waiver of Conditions Precedent.

                  Each of the conditions precedent in section 10.1 hereof may be waived, in whole or in part, by the Debtors. None of the conditions precedent in section 10.1 hereof may be waived without the prior written consent of the Pre-Petition Agent, the Steering Committee of Senior Lenders and the Ad Hoc Committee of Subordinated Noteholders, which consent shall not be unreasonably withheld. Except as provided in this section 10.2, any such waivers of a condition precedent in section 10.1 hereof may be effected at any time, without notice, without leave or order of the Bankruptcy Court and without any formal action.

                                   SECTION 11

                             EFFECT OF CONFIRMATION

                  11.1. Vesting of Assets.

                  On the Consummation Date, the Debtors, their properties and interests in property and their operations shall be released from the custody and jurisdiction of the Bankruptcy Court, and the Debtors' Estates shall vest in the Reorganized Debtors. From and after the Consummation Date, the Reorganized Debtors may operate their businesses and may use, acquire and dispose of property free of any restrictions of the Bankruptcy Code or the Bankruptcy Rules, subject to the terms and conditions of this Plan of Reorganization.

                  11.2. Binding Effect.

                  Except as otherwise provided in section 1141(d)(3) of the Bankruptcy Code and subject to the occurrence of the Consummation Date, on and after the Confirmation Date, the provisions of this Plan of Reorganization shall bind any holder of a Claim against, or Equity

Interest in, the Debtors and such holder's respective successors and assigns, whether or not the Claim or Equity Interest of such holder is impaired under the Plan of Reorganization and whether or not such holder has accepted the Plan of Reorganization. This Plan of Reorganization shall be also be binding upon the Debtors and their respective successors and assigns, including, without limitation, the Reorganized Debtors.

                  11.3. Discharge of Debtors.

                  Except to the extent otherwise provided herein, the treatment of all Claims against or Equity Interests in the Debtors hereunder shall be in exchange for and in complete satisfaction, discharge and release of all Claims against or Equity Interests in the Debtors of any nature whatsoever, known or unknown, including, without limitation, any interest accrued or expenses incurred thereon from and after the Petition Date, or against their Estates or properties or interests in property. Except as otherwise provided herein, upon the Consummation Date, all Claims against and Equity Interests in the Debtors will be satisfied, discharged and released in full exchange for the consideration provided hereunder. At the request of the New Credit Agreement Agent at any time, the Debtors or Reorganized Debtors will have the right to file termination statements for any Liens released pursuant to this Plan of Reorganization. Except as otherwise provided herein, all Persons or entities shall be precluded from asserting against the Debtors or the Reorganized Debtors or their respective properties or interests in property, any other Claims based upon any act or omission, transaction or other activity of any kind or nature that occurred prior to the Consummation Date.

                  11.4. Injunctions.

                  (a) Except as otherwise expressly provided in the Plan of Reorganization and the New Credit Agreement Documents, all Persons or entities who have held, hold or may hold Claims or Equity Interests are permanently enjoined, from and after the Consummation Date, from (i) commencing or continuing in any manner any action or other proceeding of any kind on any such Claim or Equity Interest against any of the Reorganized Debtors, (ii) the enforcement, attachment, collection or recovery by any manner or means of any judgment, award, decree or order against any Reorganized Debtor with respect to any such Claim or Equity Interest, (iii) creating, perfecting or enforcing any encumbrance of any kind against any Reorganized Debtor or against the property or interests in property of any Reorganized Debtor with respect to any such Claim or Equity Interest, and (iv) asserting any right of setoff, subrogation or recoupment of any kind against any obligation due from any Reorganized Debtor or against the property or interests in property of any Reorganized Debtor, with respect to any such Claim or Equity Interest.

                  (b) Unless otherwise provided, all injunctions or stays arising under or entered during the Reorganization Cases under section 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the Consummation Date.

                  11.5. Indemnification Obligations.

                  Subject to the occurrence of the Consummation Date, the obligations of the Debtors as of the Petition Date to indemnify, defend, reimburse or limit the liability of directors or officers who were directors or officers of the Debtors on or after the Petition Date, respectively, against any claims or causes of action as provided in the Debtors' certificates of incorporation, bylaws or other organizational documents or applicable state law, shall survive confirmation of this Plan of Reorganization, remain unaffected thereby and not be discharged, irrespective of whether such indemnification, defense, reimbursement or limitation is owed in connection with an event occurring before or after the Petition Date.

                  11.6. Limited Release.

                  On the Consummation Date, the Debtors and the Reorganized Debtors hereby release the officers and directors of the Debtors holding office as of the Petition Date, the Senior Lenders, the Pre-Petition Agent, the DIP Agent, the Subordinated Notes Agent, and the holders of Old Subordinated Note Claims, and each of their respective principals, employees, agents, officers, directors, shareholders, advisors (including any attorneys, financial advisors, investment bankers and other professionals retained by such Persons or entities), affiliates and representatives (all of the aforementioned released parties, the "Released Parties") from any and all claims, debts, obligations, rights, suits, damages, actions, causes of action, remedies, and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing as of the Consummation Date, in law, at equity, or otherwise (except for willful misconduct, gross negligence, or breach of fiduciary duty that results in a personal profit at the expense of the Estates, as determined by a Final Order), that the Debtors would have been legally entitled to assert in their own right (whether individually or collectively) or that any holder of a Claim or Equity Interest or other Person or entity would have been able to assert on behalf of the Debtors based in whole or in part upon any act or omission, transaction, agreement, event, or other occurrence, related to the Debtors, taking place on or before the Consummation Date other than any Claims that the Debtors or the Reorganized Debtors may have against any Released Party with respect to the reimbursement of taxes in connection with the non-payment of certain nonrecourse loans.

                  In consideration for the distributions received under the Plan of Reorganization, the Senior Lenders, the Pre-Petition Agent, the DIP Agent, the Subordinated Notes Agent, and the holders of Subordinated Note Claims (the "Releasing Parties") shall be deemed to have released, remised and forever discharged the Debtors and the Reorganized Debtors, their stockholders, directors, officers, agents, employees, advisors (including any attorneys, financial advisors, investment bankers and other professionals retained by such Persons or entities), affiliates and representatives, each as of the Petition Date, from any and all claims, debts, obligations, rights, suits, damages, actions, causes of action, remedies, and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing as of the Consummation Date, in law, at equity, or otherwise (except for willful misconduct, gross negligence, or breach of fiduciary duty that results in a personal profit at the expense of the Estates, as determined by a Final Order), that the Releasing Parties would have been legally entitled to assert in their own right (whether individually or collectively) based in whole or in part upon any act or omission, transaction, agreement, event, or other occurrence, related to the Debtors, taking place on or before the Consummation Date. Nothing herein shall be deemed to release any rights, claims or interests that any Person may be receiving or retaining pursuant to the Plan of Reorganization or the New Credit Agreement Documents on or after the Consummation Date.

                                   SECTION 12

                                WAIVER OF CLAIMS

                  12.1. Avoidance Actions.

                  Effective as of the Consummation Date, except as expressly provided herein, including, without limitation, section 11.6 hereof, the Debtors waive the right to prosecute any avoidance or recovery actions under sections 545, 547, 548, 549, 550, 551 and 553 of the Bankruptcy Code that belong to the Debtors or Debtors in Possession.

                                   SECTION 13

                            RETENTION OF JURISDICTION

                  The Bankruptcy Court shall have exclusive jurisdiction of all matters arising out of, or related to, the Reorganization Cases and this Plan of Reorganization pursuant to, and for the purposes of, sections 105(a) and 1142 of the Bankruptcy Code and for, among other things, the following purposes:

                  (a) To hear and determine pending applications for the assumption or rejection of executory contracts or unexpired leases and the allowance of Claims resulting therefrom; provided that disputes arising under Interconnection Agreements (as defined in section 9.2 hereof) shall be resolved in accordance with the terms of those agreements and any applicable regulations related thereto.

                  (b) To determine any and all adversary proceedings, applications and contested matters.

                  (c) To ensure that distributions to holders of Allowed Claims are accomplished as provided herein.

                  (d) To hear and determine any timely objections to Claims or Equity Interests, including, without limitation, any objections to the classification of any Claim or Equity Interest, and to allow or disallow any Disputed Claim, in whole or in part.

                  (e) To enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified or vacated.

                  (f) To issue such orders in aid of execution of this Plan of Reorganization, to the extent authorized by section 1142 of the Bankruptcy Code.

                  (g) To consider any amendments to or modifications of this Plan of Reorganization, or to cure any defect or omission, or reconcile any inconsistency, in any order of the Bankruptcy Court, including, without limitation, the Confirmation Order.

                  (h) To hear and determine all applications of retained professionals under sections 330, 331 and 503(b) of the Bankruptcy Code for awards of compensation for services rendered and reimbursement of expenses incurred prior to the Confirmation Date.

                  (i) To hear and determine disputes arising in connection with the interpretation, implementation or enforcement of this Plan of Reorganization, the Confirmation Order, the Warrant Agreement, the documents comprising the Plan of Reorganization Supplement, any transactions or payments contemplated hereby or any agreement, instrument or other document governing or relating to any of the foregoing, other than the New Credit Agreement and the New Credit Agreement Documents.

                  (j) To hear and determine matters concerning state, local and federal taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code.

                  (k) To hear any other matter not inconsistent with the Bankruptcy Code.

                  (l) To hear and determine all disputes involving the existence, scope and nature of the discharges granted under section 11.3 hereof.

                  (m) To issue injunctions and effect any other actions that may be necessary or desirable to restrain interference by any entity with the consummation or implementation of this Plan of Reorganization.

                  (n) To enter a final decree closing the Reorganization Cases.

                                   SECTION 14

                            MISCELLANEOUS PROVISIONS

                  14.1. Payment of Statutory Fees.

                  All fees payable under section 1930, chapter 123, title 28, United States Code, as determined by the Bankruptcy Court at the Confirmation Hearing, shall be paid on the Consummation Date.

                  14.2. Administrative Expenses Incurred After the Confirmation Date.

                  Administrative expenses incurred by the Debtors or the Reorganized Debtors after the Confirmation Date, including (without limitation) claims for professionals' fees and expenses, shall not be subject to application and may be paid by the Debtors or the Reorganized Debtors, as the case may be, in the ordinary course of business and without further Bankruptcy Court approval.

                  14.3. Amendment or Modification of the Plan of Reorganization.

                  Subject to section 1127 of the Bankruptcy Code and, to the extent applicable, sections 1122, 1123 and 1125 of the Bankruptcy Code, alterations, amendments or modifications of the Plan of Reorganization may be proposed in writing by the Debtors, with the prior written consent of the Pre-Petition Agent, the DIP Agent, the New Credit Agreement Agent, the Ad Hoc Committee of Subordinated Noteholders and the Steering Committee of Senior Lenders, at any time prior to or after the Confirmation Date, but prior to the Consummation Date. Holders of Claims or Equity Interests that have accepted the Plan of Reorganization shall be deemed to have accepted the Plan of Reorganization, as altered, amended or modified, if the proposed alteration, amendment or modification does not materially and adversely change the treatment of the Claim or Equity Interest of such holder.

                  14.4. Section 1125(e) of the Bankruptcy Code.

                  As of the Confirmation Date, the Debtors shall be deemed to have solicited acceptances of this Plan of Reorganization in good faith and in compliance with the applicable provisions of the Bankruptcy Code. The Debtors, the Senior Lenders, the Pre-Petition Agent, the DIP Agent, the New Credit Agreement Agent, and each holder of the Subordinated Note Claims (and each of their respective affiliates, agents, directors, officers, employees, investment bankers, financial advisors, attorneys and other professionals) have participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code in the offer and issuance of the securities under this Plan of Reorganization, and therefore are not, and on account of such offer, issuance and solicitation will not be, liable at any time for the violation of any applicable law, rule or regulation governing the solicitation of acceptances or rejections of this Plan of Reorganization or the offer and issuance of securities under this Plan of Reorganization.

                  14.5. Compliance with Tax Requirements.

                  In connection with the consummation of this Plan of Reorganization, the Debtors shall comply with all withholding and reporting requirements imposed by any taxing authority, and all distributions hereunder shall be subject to such withholding and reporting requirements.

                  14.6. Exemption from Transfer Taxes.

                  Pursuant to section 1146(c) of the Bankruptcy Code, the issuance, transfer or exchange of notes or equity securities under or in connection with the Plan of Reorganization, the creation of any mortgage, deed of trust or other security interest, the making or assignment of any lease or sublease, or the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with the Plan of Reorganization, including the New Credit Agreement Documents and New Common Stock and New Warrants, any merger agreements or agreements of consolidation, deeds, bills of sale or assignments executed in connection with any of the transactions contemplated under the Plan of Reorganization shall not be subject to any stamp, real estate transfer, mortgage recording or other similar tax.

                  14.7. Severability of Plan Provisions.

                  In the event that, prior to the Confirmation Date, any term or provision of this Plan of Reorganization is held by the Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions hereof shall remain in full force and effect and shall in no way be affected, impaired or invalidated by such holding, alteration or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision hereof, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable in accordance with its terms.

                  14.8. Governing Law.

                  Except to the extent that the Bankruptcy Code or other federal law is applicable, or to the extent an Exhibit to the Plan of Reorganization Supplement provides otherwise (in which case the governing law specified therein shall be applicable to such Exhibit), the rights, duties and obligations arising under this Plan of Reorganization shall be governed by, and construed and enforced in accordance with, the laws of the State of New York without giving effect to the principles of conflict of laws thereof.

                  14.9. Notices.

                  All notices, requests, and demands to or upon the Debtors to be effective shall be in writing (including by facsimile transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

                           Choice One Communications Inc.
                           100 Chestnut Street, Suite 600
                           Rochester, NY  14604
                           Attn:  Elizabeth McDonald, Esq.
                           Title:  Vice President and General Counsel
                           Telephone:  585-697-7972
                           Telecopier:  585-697-7805

                                            - and -

                           Weil, Gotshal & Manges LLP
                           767 Fifth Avenue
                           New York, New York  10153
                           Attn:    Jeffrey L. Tanenbaum, Esq.
                           Telephone:  (212) 310-8000
                           Telecopier: (212) 310-8007

Dated:   October 5, 2004

                           Respectfully submitted,

                           Choice One Communications Inc.


                           By:  /s/ Ajay Sabherwal
                                ------------------------------
                           Name:  Ajay Sabherwal
                           Title: Executive Vice President and Chief Financial
                                     Officer

COUNSEL:

/s/ Paul M. Basta
------------------------------------
Jeffrey L. Tanenbaum, Esq. (JT 9797)
Paul M. Basta, Esq. (PB 4434)
Weil, Gotshal & Manges LLP
Attorneys for the Debtors
767 Fifth Avenue
New York, New York 10153
(212) 310-8000